UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.  )
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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

QT Imaging Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

July 2, 2026
Dear Stockholder:
You are cordially invited to attend this year’s Annual Meeting of Stockholders of QT Imaging Holdings, Inc. on July 28, 2026 at 1:00 p.m., Eastern Time. The meeting will be held virtually, at www.virtualshareholdermeeting.com/QTI2026. The meeting will comprise a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.
The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. A copy of our Annual Report on Form 10-K is also enclosed for your information.
The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders and Proxy Statement.
Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the Internet, or you can also vote by mail by following the instructions on the paper copy of the proxy card that was mailed to you. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares. We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Dr. Raluca Dinu

DR. RALUCA DINU
Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 28, 2026
The 2026 Annual Meeting of Stockholders of QT Imaging Holdings, Inc., a Delaware corporation, will be held on July 28, 2026 at 1:00 p.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/QTI2026, for the following purposes:
1.To elect two Class II directors to hold office until the 2029 annual meeting and until their respective successors are elected and qualified.
2.To ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.To approve an amendment (the “Plan Amendment”) to our 2024 Equity Incentive Plan (the “Plan”) to increase the total number of shares of Company common stock, par value $0.0001 per share (“Common Stock”) authorized and reserved for issuance under the Plan, which is currently 1,827,278 shares, by 550,900 shares, which is 4% of our currently issued and outstanding shares of Common Stock, to 2,378,178 shares.
4.To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Our Board of Directors (the “Board”) recommends a vote FOR Items 1, 2 and 3. Stockholders of record at the close of business on June 23, 2026 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. For 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices located at Three Hamilton Landing, Suite 160, Novato, California 94949.

By order of the Board of Directors,

/s/ Dr. Avi S. Katz

DR. AVI S. KATZ
Chairman of the Board

July 2, 2026

IMPORTANT: Please vote your shares over the Internet, in the manner described at www.virtualshareholdermeeting.com/QTI2026, to assure that your shares are represented at the meeting, or you may mark, sign and date the paper copy of the proxy card that you received by mail and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2026: Our Proxy Statement is enclosed. Financial and other information concerning QT Imaging Holdings, Inc. is contained in our Annual Report on Form10‑K for the fiscal year ended December 31, 2025, as well as our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, which are available on the SEC’s website at www.sec.gov and on our website at https://www.qtimaging.com/sec-filings/. A complete set of proxy materials relating to our Annual Meeting, consisting of the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K, is available on the Internet and may be viewed at www.virtualshareholdermeeting.com/QTI2026.

PROXY STATEMENT
i

2026 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Annual Meeting of Stockholders

•	Time and date:	1:00 p.m., Eastern Time, July 28, 2026

•	Place:	Virtually, at: www.virtualshareholdermeeting.com/QTI2026

•	Record date:	June 23, 2026

•	How to vote:
In general, you may vote by the Internet or mail. See “Voting Instructions” on page 5 for more detail regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”

Voting Matters

Proposal	Board Voting Recommendations	Page Reference (for more detail)

Election of directors	“FOR” EACH DIRECTOR NOMINEE	6

Ratification of BPM LLP as our independent registered public accounting firm for fiscal 2026	“FOR”	18

Plan Amendment to the Plan to increase the total number of shares of Common Stock authorized and reserved for issuance under the Plan.	"FOR"	21
Board Nominees

Name	Age	Director of QT Imaging Since	Position at QT Imaging	Independent

Bryan Timm	62	—	Director Nominee	X

Zeev Weiner	67	March 2024	Director	X
Fiscal 2025 Business Performance Highlights
•Revenue for 2025 was $18.9 million, surpassing the Company’s guidance of $18.0 million and representing 288% growth from $4.9 million for 2024. The Company shipped forty QT Breast Acoustic CTTM Scanners in 2025, compared to twelve shipments in 2024.
•Gross margin during the year ended December 31, 2025 was 45%.
•Total operating expenses for 2025 were $13.0 million, a 12% improvement from $14.8 million for 2024. The decrease was primarily attributable to a $4.3 million decrease in transaction expenses related to the Business Combinations in 2024, a $1.7 million increase in the allocation of overhead expenses from operating expenses to cost of revenue, and a $0.3 million reduction in insurance expense, partially offset by a $3.0 million increase in compensation and benefits, a $1.0 million increase in professional and outside services, and a $0.2 million increase in technology infrastructure expenses.
•Net loss for 2025 was $21.1 million, or $2.01 per share, and included other expense of $8.8 million consisting of non-cash expense of $6.6 million incurred at the issuance of the Lynrock Lake Term Loan, an extinguishment loss of $2.1 million for the Yorkville Note and Cable Car Note, and a $0.1 million extension fee for the Cable Car Note, as well as a $3.6 million increase in the fair value of warrant liability and a $1.8 million increase in the fair value of earnout liability. This compared with a net loss of $9.0 million, or $2.13 per share, for 2024.
•Net cash used in operating activities for 2025 was $9.0 million compared with $10.0 million in 2024.

•Significantly strengthened its financial position through a private placement completed in October 2025 with gross proceeds of $18.2 million, which included lead investor Sio Capital and participation from other institutional investors and existing stockholders.
•Received $5.0 million in additional financing via the restatement and amendment of the Lynrock Lake Term Loan and used the net proceeds from the transaction to repurchase in full the warrant held by YA II PN, Ltd. to purchase 5,000,071 shares of the Company’s common stock at an exercise price of $1.20 per share (post-reverse stock split). The Company subsequently enhanced the balance sheet by repaying this $5.0 million of additional debt with a portion of the proceeds raised in the October 2025 private placement.
•Implemented a 3:1 reverse stock split of the Company’s issued and outstanding common stock that became market effective on October 23, 2025, and used this and the enhancement of the balance sheet to subsequently in January 2026 uplist to The Nasdaq Capital Market after having met all listing requirements, including financial, corporate governance, and regulatory criteria.
•Entered into an exclusive distribution agreement with Gulf Medical Co. (“GMC”), pursuant to which GMC has become the exclusive distributor of QTI Breast Acoustic CT™ scanners and user subscriptions to the QTI Cloud Platform in Saudi Arabia. Similarly, in January 2026, entered into an exclusive distribution agreement for QTI's Breast Acoustic CT scanners and the QTI Cloud Platform in the United Arab Emirates (UAE) with Al Naghi Medical Co., a leading regional distributor of medical devices.

QT IMAGING HOLDINGS, INC.
THREE HAMILTON LANDING, SUITE 160, NOVATO, CA 94949

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 28, 2026
The Board of QT Imaging Holdings, Inc. is soliciting your proxy for the 2026 Annual Meeting of Stockholders to be held on July 28, 2026, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). This Proxy Statement and related materials are first being made available to stockholders on or about July 2, 2026. References in this Proxy Statement to the “Company,” “we,” “our,” “us” and “QT Imaging” are to QT Imaging Holdings, Inc., and references to the “Annual Meeting” are to the 2026 Annual Meeting of Stockholders. When we refer to QT Imaging’s fiscal year, we mean the annual period ending on December 31. This Proxy Statement covers our 2025 fiscal year, which ended on December 31, 2025. When we refer to “in person” attendance and voting at the Annual Meeting, we mean virtual attendance and voting over the Internet during the Annual Meeting (such meaning having been authorized by the Board in accordance with Section 9.5 of our Second Amended and Restated Bylaws (the “Bylaws”)).
SOLICITATION AND VOTING
Record Date
Only stockholders of record at the close of business on June 23, 2026 will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of the record date, 13,768,903 shares of Common Stock, were outstanding and entitled to vote.
Quorum
At least one-third of the 13,768,903 shares of Common Stock outstanding as of the record date, or 4,589,635 shares of Common Stock, must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting. Withheld votes, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Votes Required to Approve Each Proposal
Each share of our Common Stock outstanding on the record date is entitled to one vote on each of the two director nominees and one vote on each other proposal. Shares not present at the meeting will have no effect on any proposal to be voted on at the Annual Meeting, assuming that a quorum is present. The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are to be counted:

Proposal	Votes Required	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed(1)

Proposal No. 1: Election of directors	The plurality of the votes cast. This means that the two director nominees who receive the highest number of “FOR” votes will be elected as Class II directors. You may vote “For” or “Withhold” with respect to each director nominee.	None(2)	No(3)

Proposal No. 2: Ratification of BPM LLP as our independent registered public accounting firm for fiscal 2026	The affirmative vote of the majority of the shares present and entitled to vote. You may vote “For,” “Against” or “Abstain” with respect to this proposal.	(4)	Yes(5)

Proposal No. 3: Approval of the Plan Amendment to increase the total number of shares of Common Stock authorized and reserved for issuance under the Plan.	The affirmative vote of the majority of the shares present and entitled to vote. You may vote “For,” “Against” or “Abstain” with respect to this proposal.	(4)	No(3)
________________
(1)If your shares are held in “street name” by a bank or broker, such bank or broker is required to vote your shares according to your instructions, if provided. If you do not provide specific voting instructions, under NYSE rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretionary authority to vote on routine matters, but not on non-routine matters. A broker non-vote occurs when a bank or broker has not received voting instructions from the beneficial owner of the shares and the bank or broker cannot vote the shares at its discretion because the matter is not considered a routine matter under NYSE rules. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.
(2)A vote that is withheld will be excluded entirely from the vote with respect to the director nominee from which it is withheld and will have the same effect as an abstention. Withheld votes and abstentions will not count as votes “FOR” or “AGAINST” a director and thus will not affect the outcome of this proposal (assuming that a quorum is present), because directors are elected by plurality voting.
(3)As this proposal is not considered a routine matter, banks and brokers lack authority to exercise their discretion to vote on this proposal if you do not provide specific voting instructions. If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in this proposal. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting.
(4)Abstentions will have the effect of a vote against this proposal.
(5)As this proposal is considered a routine matter, banks and brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

Voting Instructions
If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your voting instructions. If no choice is indicated on the proxy card, the shares will be voted as the Board recommends on each proposal. Many banks and brokerage firms have a process for their beneficial owners to provide instructions via the Internet. The voting form that you receive from your bank or broker will contain instructions for voting.
Depending on how you hold your shares, you may vote in one of the following ways:
•Stockholders of Record: You may vote by proxy or over the Internet. Please follow the instructions at https://www.virtualshareholdermeeting.com/QTI2026 to vote over the Internet, or on the paper copy of the proxy card that you received by mail, then sign and return your proxy card in the prepaid envelope. You may also vote in person at the Annual Meeting.
•Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other agent.
Votes submitted over the Internet must be received by 11:59 p.m., Eastern Time, on July 27, 2026. Submitting your proxy over the Internet will not affect your right to vote in person during the Annual Meeting should you decide to attend the Annual Meeting in person.
Revocability of Proxy
If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again over the Internet as more fully detailed in your Notice or proxy card, or by delivering written instructions to the Secretary at the principal executive offices of QT Imaging before the Annual Meeting. Attendance at the Annual Meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or, if you have obtained a valid proxy from your bank, brokerage firm or other agent giving you the right to vote your shares, by attending the Annual Meeting and voting in person.
Solicitation of Proxies
We are soliciting your proxy for the Annual Meeting and will bear the cost of such solicitation process. This includes the charges and expenses for preparation, assembly, printing, mailing, and distribution of this proxy statement and the related proxy materials. Sodali & Co (“Sodali”), a proxy solicitor, has been retained to assist us in the solicitation of proxies for the Annual Meeting, and we will pay Sodali $12,000, plus reimbursement for its reasonable out-of-pocket expenses, and indemnify Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as our proxy solicitor. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by Sodali, or, without any additional compensation, by certain of our directors, officers and employees. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.
In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our Common Stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs.
Voting Results
We will announce preliminary voting results at the Annual Meeting. We will report final results on a Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

PROPOSAL NO. 1
ELECTION OF DIRECTORS
We have a classified Board consisting of two Class I directors, two Class II directors and three Class III directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates. Following the Annual Meeting, we will have no vacancies on our Board.
The term of the existing Class II directors will expire on the date of this Annual Meeting. Accordingly, two persons are to be elected to serve as Class II directors of the Board at this Annual Meeting. The Board’s nominees for election by the stockholders to those two positions are (1) current independent Class II director, Professor Zeev Weiner, and (2) new independent Class II director nominee, Bryan Timm. Each nominee has consented to being named in the proxy materials relating to the Annual Meeting and to serve if elected. Following a request by current Class II Director Mr. Ross Taylor to not be renominated for election to the Board, the Board has determined not to renominate Mr. Taylor. Mr. Taylor’s request to not be renominated was not as a result of any disagreements with the Company.
If elected, each nominee will serve as a director until our annual meeting of stockholders in 2029 and until their respective successors are elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than two persons.
The two nominees for Class II director receiving the highest number of votes will be elected as Class II directors. A “Withhold” vote will have no effect on the vote.
The Board recommends that you vote “FOR” the nominees named above.
The names of our directors and director nominees, including the nominees for Class II director to be elected at this Annual Meeting, and certain information about them as of June 18, 2026 is set forth below.

Name	Position at QT Imaging	Age	Director of QT Imaging Since

Class I Director Whose Terms Expire at the 2028 Annual Meeting of Stockholders:

Daniel Dickson	Director	74	2024

James Greene	Director	72	2024

Class II Director Nominees for Election at the 2026 Annual Meeting of Stockholders:

Bryan Timm	Director Nominee	62	—

Professor Zeev Weiner	Director	67	2024

Class III Directors Whose Terms Expire at the 2027 Annual Meeting of Stockholders:

Dr. Raluca Dinu	Chief Executive Officer, President, Secretary and Director	52	2024

Dr. Avi Katz	Chairman of the Board of Directors	68	2024

Dr. John C. Klock	Director	81	2024
Directors’ Principal Occupation, Business Experience, Qualifications, and Directorships
Class I Directors
Mr. Daniel Dickson joined the QT Imaging, Inc. Board in November 2022 and has continued to serve on our Board following the closing of the Business Combination in March 2024. Mr. Dickson began his executive management career in 1980, when he joined General Electric Company. From 1980 until 1987, he held a number of strategic and operational roles and had responsibility for a $300 million business in the company’s consumer electronics division. In 1987, Mr. Dickson left GE to join a startup company that brought advanced technology to consumer products retailing. As SVP Marketing, he helped grow revenue to $12 million and was a key player in the company’s IPO in 1989. In 1990, Mr. Dickson moved to California, where he became President and COO of a privately held data management company located in Santa Monica, CA. After repositioning the company to take advantage of the growing trend toward personalized marketing and internet-based market research, he was brought to San Francisco by the venture capital firm Draper Fisher Jurvetson in 1996 to serve as President and CEO of one of their early-stage internet companies. Based on this experience, he joined The Brenner Group, Inc., in 1998 where he built that company’s interim CEO practice. During that period, he also served as a “parachute” CEO and was retained by multiple San Francisco Bay Area venture firms to manage and reposition their portfolio companies, including Armus Corporation, a data management firm that focused on medical outcomes (acquired by Health Catalyst Capital Management in 2022), and Vital Transport, a start-up company involved in organ transport. In 2003, Mr. Dickson returned to the East Coast where he became President and CEO of Best Cellars, Inc., an innovative wine retailer with operations in five states. After doubling sales and creating a significant internet business, he negotiated the company’s acquisition by the $9 billion publicly held Great Atlantic & Pacific Grocery chain in 2007. After the acquisition, Mr. Dickson was retained as a “virtual COO” for the company’s $200 million wine, beer, and spirits operation, where he remained until 2011. From 2011 to 2018, he served as a board member and later advisor to the board of The Winebow Group, an $800 million fine wine distributor with locations in 19 states across the country. From 2018 until 2021 he acted as CFO of the Latin American Auto Group, an initiative led by automotive industry pioneer Marshall S. Cogan. He currently maintains an independent consulting practice focusing on executive coaching and strategic analysis, and is an executive coach affiliated with SUMMi7 LLC in Dallas, TX. Mr. Dickson holds an M.B.A., with Distinction, from Harvard’s Graduate School of Business Administration (1980), and a B.S. in Public Communication, Summa Cum Laude, from Boston University (1974), and is a registered Agile Product Owner and Scrum Master.
We believe Mr. Dickson is qualified to serve on our Board because of his more than 30 years of C-level experience and expertise working in companies ranging from startups to Fortune 50 and his experience in industries from consumer products to enterprise software, as well as his proven ability to focus and scale a company.
Mr. James Greene joined our Board in March 2024. Mr. Greene served as a director of Umpqua Bank (n/k/a Columbia Banking System) (“Umpqua Bank”) (Nasdaq: UMPQ) until its acquisition in March 2023 and serves as a director of GigCapital8 Corp. (“GIG8”) (Nasdaq: GIW) since its initial public offering in October 2025, and UpHealth, Inc. (OTC Expert Market: UPHL) since December 2023. He is Founder and Managing Partner of Sky D Ventures, LLC, a private equity and advisory services company serving the financial services and FinTech global market. Prior to Sky D Ventures, Mr. Greene was a general partner with an incubator of start-ups focused on digital platforms and solutions from November 2013 to October 2015. He was previously a Vice President with Cisco Systems, Inc. (Nasdaq: CSCO) in its Global Advanced Services Organization, a position he held from February 2012 to September 2013. He joined Cisco in 2005 as Vice President and Global Head of its Financial Services Consulting Business. From there he served as leader of Cisco’s global Strategic Partner Organization. Before Mr. Greene’s tenure at Cisco and Accenture, he generated significant growth as president and CEO of Abilizer, a portal technology start-up company, as managing director at Capgemini, and as global head of financial services at TeleTech.
We believe that Mr. Greene is qualified to serve on our Board based on his leadership experience with technology companies, as well as his business development and finance experience.
Class II Directors
Bryan L. Timm is being nominated to serve on the Board. He has served on the board of directors and as Chairman of the Audit Committee of GigCapital7 Corp. (“GIG7”) and has continued in his role after that company became Hadron Energy, Inc. (“Hadron Energy”) (Nasdaq: HDRN) in May 2026. Mr. Timm also currently serves as a member of the board and Chairman of the Audit Committee for GIG8 since its initial public offering in October 2025 and as a director for GigCapital9 Corp. (“GIG9”) (Nasdaq: GIX) since its initial public offering in January 2026. He also serves as a Board Advisor for the Pape’ Group, a family company serving the west coast with Kenworth, John Deere, and Hyster heavy equipment dealerships. He previously served on the Board of Directors of Umpqua Bank from 2004 to 2023. As a director he served in multiple roles including Vice Chairman of the Board, Chairman of the Audit and Compliance Committee, and Finance and Capital Committee Chair. Mr. Timm also served on and chaired Northwestern Mutual Policy Owner’s Examining committee in 2011 and 2012. Mr. Timm most recently worked for Columbia Sportswear Company (Nasdaq: COLM) over a twenty-year period serving in the executive roles of President, Chief Operating Officer, and Chief Financial Officer from 1997 to 2017. Prior to 1997, he held financial positions for Oregon Steel Mills, Inc. (NYSE: OS) and at KPMG as part of the Audit practice. Mr. Timm holds a Bachelor of Science degree from the University of Idaho in Accounting and is a Certified Public Accountant (lapsed) in the state of Oregon.
We believe Mr. Timm is qualified to serve on the Board based on his executive management, service on other boards and finance experience.
Mr. Ross Taylor joined our board in March 2024. Ross Taylor is the Chief Financial Officer of BillionToOne, Inc. Mr. Taylor served as Senior Vice President and Chief Financial Officer of Codexis, Inc. from August 2019 to January 2023. Previously, Mr. Taylor served as Chief Financial Officer, Vice President of Finance and Secretary of Abaxis, Inc. from August 2015 through July 2018 at which time Zoetis acquired Abaxis, Inc. Also, Mr. Taylor served as Vice President of Business Development & Investor Relations at Abaxis, Inc. from October 2014 through July 2015. Prior to Abaxis, Mr. Taylor worked in equity research for various Wall Street firms including CL King & Associates, where he was Senior Vice President/Equity Research Analyst from July 2005 through October 2014, UBS, and Smith Barney. Mr. Taylor earned a Master of Business Administration degree at Columbia Business School and a Bachelor’s degree in Economics from Duke University. Following a request by current Class II Director Mr. Ross Taylor to not be renominated for election to the Board, the Board has determined not to renominate Mr. Taylor. Mr. Taylor’s request to not be renominated is not as a result of any disagreements with the Company.
Professor Zeev Weiner joined our Board upon the closing of the Business Combination in March 2024. Professor Weiner has been the director of the Department of Obstetrics and Oncology at the Rambam Health Care Campus in Haifa, Israel since 2014. He is currently the president of the OB/GYN Society of Northern Israel, a member of Israel’s National OB/GYN Committee, a member of the Obstetrics and Gynecology Teaching Committee at Technion – Israel Institute of Technology’s Rappaport Faculty of Medicine, a member of Life journal’s editorial board, an organizer of post-graduate courses in obstetrics for resident physicians in northern Israel and a reviewer of the publication Prenatal Diagnosis. Professor Weiner also sits on the Rappaport Faculty of Medicine at Technion – Israel Institute of Technology in Haifa, Israel, a leading global medical school, as both a clinical professor and an associate clinical professor, positions Professor Weiner has held since 2022 and 2007, respectively. Since 1987, Professor Weiner has served as an instructor of obstetrics and gynecology to clinical medical students and a lecturer of obstetrics and gynecology to fifth year obstetrics and gynecology residents, in each case through the Rappaport Faculty of Medicine at Technion – Israel Institute of Technology. Since 2002, Professor Weiner has also served as lecturer of an ultrasound and doppler in obstetrics and gynecology course at the Israel School of Ultrasound in Obstetrics and Gynecology. Previously, Professor Weiner was the director Ultrasound in Obstetrics and Gynecology Rambam Health Care Campus from 2005 to 2014, the director of Maternal Fetal Medicine in the Department of Obstetrics and Gynecology at the Lutheran Medical Center in Brooklyn, NY from 2003 to 2005, and the director of Perinatology at the Emek Medical Center in Afula, Israel from 1998 to 2003. In addition, Professor Weiner served as head of the OB/GYN Exam Preparation Committee at Technion – Israel Institute of Technology’s Rappaport Faculty of Medicine from 2009 to 2012. In connection with these academic activities, Professor Weiner’s research has been published numerous times in various medical and related academic journals. Professor Weiner received his MD from Tel Aviv University’s Sackler Faculty of Medicine in 1986, and an MHA from Tel Aviv University’s Sackler Faculty of Medicine in 2012. Professor Weiner received the “Outstanding Sixth Year Student” in 1986 in honor of his high academic achievement as a medical student. Further, in 2005, Professor Weiner received the National Faculty Award in the field of Obstetrics and Gynecology from the American College of Obstetrics and Gynecology’s Council on Resident Education in Obstetrics and Gynecology and the APGO Excellence in Teaching Award from the Association of Professors of Gynecology and Obstetrics at Lutheran Medical Center’s Department of Obstetrics and Gynecology.
We believe that Professor Weiner is qualified to serve on our Board based on his business experience and his obstetrics and oncology expertise.
Class III Directors
Dr. Raluca Dinu co-founded GigCapital5 with Dr. Avi S. Katz, who is our Chairman of the Board, and has served as a member of our Board, as well as our President, Chief Executive Officer and Secretary since February 2021. Dr. Dinu has spent approximately 21 years in international executive positions within the TMT industry working for privately held start-ups, middle-cap companies and large enterprises. In these roles, Dr. Dinu has been instrumental in launching and accelerating entities, building teams, large scale fund-raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. She served as the Chief Executive Officer of GigCapital2, Inc. (“GIG2”) from August 2019 to June 2021 and as a member of its board of directors since March 2019 and has continued in that role after that company became UpHealth, Inc. She also served on the board of directors of GigCapital3, Inc. (“GIG3”) beginning in February 2020 and continued in that role after that company became Lightning eMotors, Inc. in May 2021 until October 2021. She has also served as a member of the board of directors of BigBear.ai Holdings, Inc. since its inception in December 2020 as GigCapital4, Inc. (“GIG4”) until March 2024, and prior to the December 2021 business combination, was also the President, Chief Executive Officer and Secretary of GIG4 since its inception in December 2020. Drs. Katz and Dinu co-founded GigCapital7 Corp. (“GIG7”) in May 2024, a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT, AI/ML, cybersecurity, MedTech, semiconductor and sustainable industries, and Dr. Dinu has served on the board of directors of GIG7 since its inception, and has continued in that role after that company became Hadron Energy following the business combination between GIG7 and Hadron Energy, Inc. GIG7 completed its initial public offering in August 2024. Drs. Katz and Dinu co-founded GIG8 in June 2025, a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT, A&D and intelligent automation industries, and Dr. Dinu has served on the board of directors of GIG8 since its inception. GIG8 completed its initial public offering in October 2025. Drs. Katz and Dinu also cofounded GIG) in October 2025, a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the aerospace and defense services industry and the TMT industry, including TMT companies focused on, cybersecurity and secured communications and quantum-based command and control systems, and artificial intelligence and machine-learning industries, and Dr. Dinu has served on the board of directors of GIG9 since its inception. GIG9 completed its initial public offering in January 2026. Drs. Katz and Dinu also co-founded GigInternational1, a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT, aerospace and defense, mobility and semiconductor industries with a particular emphasis on the EMEA market. GigInternational1 completed its initial public offering in May 2021, and Dr. Dinu served as a director beginning with the inception of GigInternational1 and as the Chief Executive Officer, President and Secretary of GigInternational1 beginning in March 2021. In November 2022, GigInternational1 decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GigInternational1 delisted from Nasdaq after liquidating its trust account. Dr. Dinu also holds a 50% membership interest in GigManagement, LLC, and has served as a managing member of GigManagement, LLC since its inception. From April 2017 to May 2019, Dr. Dinu was the Vice President and General Manager of IDT’s Optical Interconnects Division. Prior to that, she held several executive-level positions at GigPeak, including Executive Vice President and Chief Operation Officer from April 2016 until it was acquired by IDT in April 2017, and before that, as its Executive Vice President of Global Sales and Marketing from August 2015 to April 2016, and as its Senior Vice President of Global Sales and Marketing from December 2014 to August 2015. From February 2014 to September 2017, Dr. Dinu was a member of the board of directors of Brazil-Photonics, in Campinas, Brazil, a joint venture that GigPeak established with the Centro de Pesquisa e Desenvolvimento em Telecomunicações (CPqD). From 2001 to 2008, Dr. Dinu was Vice President of Engineering at Lumera (Nasdaq: LMRA). Lumera was acquired by GigPeak in 2008, and Dr. Dinu joined GigPeak at that time. Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an Executive-M.B.A. from Stanford University. She also has a Corporate Director certificate from Harvard Business School, after completing the certification for Audit Committees and Compensation Committees in 2021 and Making Corporate Boards More Effective in 2022. Dr. Dinu is married to Dr. Katz, our Chairman of the Board.
We believe Dr. Dinu is qualified to serve on the Board based on her business experience as a board member of a publicly-listed company and her investing experience.
Dr. Avi S. Katz co-founded GigCapital5 together with Dr. Dinu and has served as the Chairman of the Board since the inception of GigCapital5 in January 2021. Dr. Katz had also been GigCapital5’s Chief Executive Officer and President for a short period of time before Dr. Dinu substituted for him as GigCapital5’s Chief Executive Officer and President. Dr. Katz is the sole manager of GigAcquisitions5, which was our founding stockholder, and through it holds an interest in our securities held by GigAcquisitions5. Dr. Katz also holds a 50% membership interest in GigManagement, LLC, and has served as a managing member of GigManagement, LLC since its inception. Dr. Katz has spent approximately 35 years in international executive positions within the TMT industry working for privately held start-ups, and publicly traded middle-cap companies and large enterprises. After the sale of GigPeak (also known as GigOptix, NYSE GIG), which he founded and bootstrapped in April 2007 to IDT International (NYSE IDT) in April 2017, in October 2017, Dr. Katz founded GigCapital Global as a serial issuer of private-to-public equity (PPE) entities, also known as special-purpose-acquisition-company (SPAC). Dr. Katz co-founded GIG7 with Dr. Dinu, and Dr. Katz has served as the Chief Executive Officer since the inception of GIG7 in May 2024 until the closing of its business combination with Hadron Energy in May 2026, and as its Executive Chairman of the Board since its inception, continuing in that role now that GIG7 is Hadron Energy, Inc. GIG7 completed its initial public offering in August 2024, raising $200 million. Hadron Energy is listed on Nasdaq and trades under the ticker symbol “HDRN.” Dr. Katz co-founded GIG8 with Dr. Dinu, and has served as the Chief Executive Officer and Chairman of the board since the inception of GIG8 in June 2025. GIG8 completed its initial public offering in October 2025, raising $253 million. It is listed on Nasdaq and trades under the ticker symbol “GIW.” Dr. Katz also co-founded GIG9 with Dr. Dinu and has served as the Chief Executive Officer and Chairman of the board since the inception of GIG9 in October 2025. GIG9 completed its initial public offering in January 2026, raising $253 million. It is listed on Nasdaq and trades under the ticker symbol ”GIX.” In September 2017 he founded GigCapital, Inc. (“GIG1”), company formed for the purpose of acquiring a company in the TMT industry. GIG1 completed its initial public offering in December 2017, in which it sold 14,375,000 units at price of $10.00 per unit, with each unit consisting of one share of GIG1 common stock, three-fourths (3/4) of one warrant to purchase one share of GIG1 common stock and one right to receive one-tenth (1/10) of one share of GIG1 common stock, generating aggregate proceeds of approximately $144 million. On February 22, 2019, GIG1 entered into a stock purchase agreement to acquire Kaleyra S.p.A. at about transaction enterprise value of $187 million with combined cash and/or promissory note consideration of $15 million. The transaction closed on November 25, 2019, and GIG1 was renamed Kaleyra, Inc. and listed on the NYSE American stock exchange under the symbol “KLR” (and since that time, Kaleyra uplisted to the NYSE). In November 2023, Kaleyra was sold to Tata Communications at a transaction enterprise value of about $320 million in a cash deal and ceased to exist as a public company. Dr. Katz served as the Chairman of the board and Secretary of Kaleyra since the consummation of the transaction in November 2019 until the acquisition by Tata. In this capacity, Dr. Katz steered many restructurings and refinancings, including the acquisition of mGage from Blackstone for about $225million in a cash and stock deal in June 2021. Prior to that time, Dr. Katz served as the Executive Chairman, Secretary, and Chief Executive Officer of GIG1. In March 2019, Dr. Katz founded GIG2, a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry. GIG2 completed its initial public offering in June 2019, in which it sold 17,250,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG2 common stock, one warrant to purchase one share of GIG2 common stock, and one right to receive one-twentieth (1/20) of one share of GIG2 common stock, generating aggregate proceeds of about $173 million. On June 8, 2021, GIG2 completed its business combination with each of UpHealth Holdings, Inc. and Cloudbreak Health, LLC, and the Company changed its name to UpHealth, Inc. and was listed on the NYSE under the new ticker symbol “UPH”, where it remained listed until 2024 when it was delisted from the NYSE and commenced trading on the OTC Pink under the new ticker symbol “UPHL.” Dr. Katz initially served as the Chief Executive Officer of GIG2 until August 2019, when Dr. Dinu substituted for him in that position. He also served as the Executive Chairman and Secretary of GIG2 since inception until the closing of the business combination in June 2021, when Dr. Katz was appointed as the Co-Chairman of the board of directors of UpHealth, becoming the sole Chairman of the board of UpHealth in June 2022. In this capacity, Dr. Katz was steering many restructurings and refinancings of the company, including the sales of two divisions of the company, to IGI for $56 million in a cash deal in June 2023 and the sale of Cloudbreak for $180 million in a cash deal to GTCR in March 2024. In February 2020, Drs. Katz and Dinu co-founded GIG3, a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT industry. GIG3 completed its initial public offering in May 2020, in which it sold 20,000,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG3 common stock and three-fourths (3/4) of one warrant to purchase one share of GIG3 common stock, generating aggregate proceeds of $200 million. On May 6, 2021, GIG3 completed its business combination with Lightning Systems, Inc., which does business as Lightning eMotors, and the Company retained such name. Lightning eMotors, Inc. was listed on the NYSE under the new ticker symbol “ZEV,” but now is listed on the OTC Expert Market under the ticker symbol “ZEVY.” Dr. Katz served as the Chief Executive Officer, Executive Chairman and Secretary of GIG3 since its inception until the closing of the business combination in May 2021, when Dr. Katz was appointed as the Co-Chairman of the board of directors of Lightning eMotors and served in that position until October 2021 when he did not stand for reelection to the board of directors. In December 2020, Drs. Katz and Dinu co-founded GIG4, a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT and sustainable industries. GIG4 completed its initial public offering in February 2021, in which it sold 35,880,000 units at a per unit price of $10.00, with each unit consisting of one share of GIG4 common stock and one-third (1/3) of one (1) warrant to purchase one share of GIG4 common stock, generating aggregate proceeds of about $359 million. GIG4 listed on Nasdaq under the symbol “GIG.” In June 2021, GIG4 announced its agreement for a business combination with BigBear.ai Holdings, LLC. The business combination between GIG4 and BigBear.ai Holdings, LLC closed in December 9, 2021, and GIG4 was renamed BigBear.ai Holdings, Inc. BigBear.ai moved its listing from Nasdaq to the NYSE, where it is listed under the ticker symbol “BBAI.” Dr. Katz served as the Executive Chairman of GIG4 from its inception until the closing of the business combination with BigBear.ai on December 9, 2021, and since then and until March 2024, has continued to serve as a member of the board of directors of BigBear.ai. In February 2021, Drs. Katz and Dinu co-founded GigInternational1, Inc. a Private-to-Public Equity (PPE) company formed for the purpose of acquiring a company in the TMT, aerospace and defense, mobility and semiconductor industries with a particular emphasis on the EMEA market. GigInternational1 completed its initial public offering in May 2021, in which it sold 20,900,000 units at a per unit price of $10.00, with each unit consisting of one share of GigInternational1 common stock and one-half (1/2) of one (1) warrant to purchase one share of GigInternational1 common stock, generating aggregate proceeds of $209 million. GigInternational1 listed on Nasdaq under the symbol “GIW,” but in November 2022, decided to liquidate and dissolve the company rather than pursue a business combination, and in December 2022, GigInternational1 delisted from Nasdaq after liquidating its trust account. Dr. Katz was the Executive Chairman of GigInternational1 since its inception. Prior to launching his first Private-to-Public (PPE) company in 2017, Dr. Katz dedicated 10 years to incept and bootstrap, develop and manage GigPeak (NYSE American: formerly GIG), originally known as GigOptix, Inc. He served as Chairman of the Board, Chief Executive Officer and President of GigOptix / GigPeak from its inception in 2007 until its sale in April 2017 to IDT International (Nasdaq: IDTI) for $250 million in cash. While Dr. Katz was at GigPeak’s helm, the company completed 10 M&A deals. From 2003 to 2005, Dr. Katz was the chief executive officer, president, and member of the board of directors of Intransa, Inc. From 2000 to 2003, Dr. Katz was the chief executive officer, president and a member of the board of directors of Equator Technologies. Prior to it, Dr. Katz held several leadership positions over the span of his career within the TMT industry since serving as member of Technical Staff at AT&T Bell Laboratories between 1988 and 1994, and made numerous angel investments in high-tech companies around the world, being a serial entrepreneur. He holds many U.S. and international patents, authored and co-authored more than 350 published scientific and technical articles in reputable journals, and is the editor of a number of technical books. Dr. Katz is a global philanthropist, and among many other activities, serves as board member of the NY Philharmonic Company. He is a graduate of the 1976 class of the Israeli Naval Academy, graduate of the 1979 USA Naval ASW class, and holds a B.Sc. and Ph.D. in Materials from the Technion (Israel Institute of Technology). Dr. Katz is married to Dr. Dinu, our Chief Executive Officer and one of our directors.
We believe that Dr. Katz is qualified to serve as Chairman of the Board based on his business experience as a founder, inventor, chief executive officer and director of a publicly-listed company and his investing experience.
Dr. John C. Klock served as the Chief Executive Officer of QT Imaging, Inc. from 2014 to 2024, and as a Director and Founder of QT Imaging, Inc. and its predecessors since 2011. Following the Closing of the Business Combination in March 2024, he has served as a member of our Board, and briefly served as our Chief Executive Officer until Dr. Dinu took over that role shortly after the closing of the Business Combination. Prior to serving in these positions with QT Imaging, Dr. Klock was involved in the start-up of five medical companies, including as Co-Founder and President of

BioMarin Pharmaceutical, Inc., which successfully commercialized five FDA drugs; and Scientific Founder and Vice President of Research of Glycomed, Inc., which was acquired by Ligand Pharmaceuticals, Inc. He also personally brought to market a novel cancer treatment, the first rapid AIDS test, comprehensive tests for detecting metabolic diseases in children, and several drugs for treating pediatric genetic conditions. Dr. Klock has authored over 100 peer‑reviewed medical and scientific publications and has been granted eight patents.
We believe Dr. Klock is qualified to serve on our Board due to his intimate knowledge of the business and operations of QT Imaging, including the scientific basis, regulatory requirements, sales and marketing channels of QT Imaging’s products, as well as Dr. Klock’s extensive medical experience.

CORPORATE GOVERNANCE
Director Independence
The Board has determined that, other than Dr. Raluca Dinu, Dr. Avi S. Katz and Dr. John C. Klock, each of the current members and nominees of the Board is an “independent director” for purposes of the listing standards of the Nasdaq Stock Exchange (“Nasdaq”) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, as the term relates to membership on the Board and the various committees of the Board, and which is defined generally as a person other than an executive officer or employee of QT Imaging or its subsidiaries or any other individual having a relationship, which, in the opinion of our Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Board Responsibilities and Structure
The Board oversees, counsels, and directs management in the long-term interests of QT Imaging and our stockholders. The Board’s responsibilities include:
•selecting, evaluating the performance of, and determining the compensation of the Chief Executive Officer and other executive officers;
•planning for succession with respect to the position of Chief Executive Officer and monitoring management’s succession planning for other executive officers;
•reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;
•overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed; and
•overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.
The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate.
Board Leadership Structure. The Board has leadership in the form of a Chairman of the Board. The Bylaws establish a fixed policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer. In accordance with this policy, the Board maintains a separate Chairman of the Board who is not the Chief Executive Officer of QT Imaging. The duties of the Chairman of the Board include:
•presiding over all meetings of the Board;
•preparing the agenda for Board meetings in consultation with the Chief Executive Officer and other members of the Board;
•working with the Chairman of the Nominating and Corporate Governance Committee and the Compensation Committee to manage the Board’s process for annual director self-assessment and evaluation of the Board and of the Chief Executive Officer;
•general supervision and control of the acquisition and financing activities of the Company; and
•presiding over all meetings of stockholders.
The Board’s Role in Risk Oversight at QT Imaging
The Board has an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks. The Board is responsible for general oversight of risks and regular review of information regarding the Company’s risks, including credit risks, liquidity risks, and operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting and potential conflicts of interest. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of the Board. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks.

Executive Sessions
QT Imaging regularly has executive sessions of the Board where members of management and members of the Board who are employees of the Company are not in attendance. The Chairman of the Board, Dr. Avi S. Katz, has presided at these executive sessions. Any party wishing to make their concerns known to non-management or independent directors of the Board may contact Dr. Avi S. Katz at the following email address: avi.katz@qtimaging.com.
Board Composition and Classification
The Board consists of seven members. In accordance with the Second Amended and Restated Certificate of Incorporation (the “Charter”), the Board is classified. The Board believes it is in the best interests of the Company for the Board to be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms, and only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. The Board consists of the following members:
•the Class I directors are Daniel Dickson and James Greene and their terms will expire at the annual meeting of stockholders to be held in 2028;
•the Class II directors are Ross Taylor and Professor Zeev Weiner and their terms will expire at the annual meeting of stockholders to be held in 2026; and
•the Class III directors are Dr. Avi S. Katz, Dr. Raluca Dinu and Dr. John Klock and their terms will expire at the annual meeting of stockholders to be held in 2027.
At each annual meeting of stockholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successor is duly elected and qualified, in accordance with the Charter. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the Company’s directors.
This classification of the Company’s directors may have the effect of delaying or preventing changes in control of the Company.
Meetings of the Board and Committees
Following the Business Combination, when the Board in its current form was constituted, the Board held eight meetings during the fiscal year ended December 31, 2025. The Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. During our last fiscal year, each of our incumbent directors attended at least 87.5% of the total number of meetings of the Board and all of the committees of the Board on which such director served during that period.
The following table sets forth the standing committees of the Board and the members of each committee as of the date that this Proxy Statement was first made available to our stockholders:

Name of Director	Audit	Compensation	Nominating and Corporate Governance

Dr. Avi S. Katz

Dr. Raluca Dinu

Dr. John C. Klock

Ross Taylor	Chair	X	X

Daniel Dickson		X	X

James Greene	X	Chair	X

Professor Zeev Weiner	X		Chair

Number of meetings during fiscal year 2025:	5	1	1

Board Committees
The standing committees of the Board consist of the Audit Committee, the Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. Additionally, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific matters.
The Chief Executive Officer and other executive officers regularly report to the non-executive directors and each standing committee to ensure effective and efficient oversight of its activities and to assist in proper risk management and the ongoing evaluation of management controls.
Audit Committee
The members of the Company’s Audit Committee are Ross Taylor, Professor Zeev Weiner and James Greene. Mr. Taylor is the Chair of the Audit Committee and the “audit committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of SOX, and possesses financial sophistication, as defined under the rules of Nasdaq. The Company’s Audit Committee oversees the Company’s corporate accounting and financial reporting process and assists the Board in monitoring the Company’s financial systems. The Company’s Audit Committee also:
•assists the Board in the oversight of (1) the accounting and financial reporting processes of the Company and the audits of the consolidated financial statements of the Company, (2) the preparation and integrity of the consolidated financial statements of the Company, (3) the compliance by the Company with financial statement and regulatory requirements, (4) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firm, and (5) the qualifications and independence of the Company’s independent registered public accounting firm;
•reviews with each of the internal auditors and independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation.
•reviews and discusses with management and internal auditors the Company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;
•reviews and discusses with management, internal auditors and the independent registered public accounting firm the Company’s financial and critical accounting practices, and policies relating to risk assessment and management;
•receives and reviews reports of the independent registered public accounting firm discussing (1) all critical accounting policies and practices to be used in the independent registered public accounting firm’s audit of the Company’s consolidated financial statements, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (3) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;
•reviews and discusses with management and the independent registered public accounting firm the annual and quarterly consolidated financial statements and section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of the Company prior to the filing of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q;
•reviews, or establishes, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;
•discusses with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;
•reviews material pending legal proceedings involving the Company and other contingent liabilities;
•meets periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;

•reviews and approves all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation S-K prior to the Company entering into such transactions;
•establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;
•reviews periodically with the Company’s management, independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the consolidated financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s consolidated financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and
•establishes policies for the hiring of employees and former employees of the independent registered public accounting firm.
The Company’s Audit Committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Compensation Committee
The Company has established a Compensation Committee of the Board. The members of our Compensation Committee are Daniel Dickson, Professor Zeev Weiner, Ross Taylor and James Greene. Mr. Greene serves as Chair of the Compensation Committee. The Company has adopted a Compensation Committee charter, which details the purpose and responsibility of the compensation committee, including:
•reviewing the performance of the Chief Executive Officer and executive management;
•assisting the Board in developing and evaluating potential candidates for executive positions (including the Chief Executive Officer);
•reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluate the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and set Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the Company philosophy;
•approving the salaries, bonus and other compensation for all executive officers;
•reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;
•reviewing and discussing with the Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;
•reviewing and making recommendations concerning executive compensation policies and plans;
•reviewing and recommending to the Board the adoption of or changes to the compensation of the Company’s directors;
•reviewing and approving the awards made under any executive officer bonus plan, and provide an appropriate report to the Board;
•reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, acting on as the “Plan Administrator” for equity-based and employee benefit plans;
•approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;
•reviewing periodic reports from management on matters relating to the Company’s personnel appointments and practices;

•assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;
•issuing an annual report of the compensation committee on executive compensation for the Company’s annual proxy statement in compliance with applicable SEC rules and regulations;
•annually evaluating the committee’s performance and the committee’s charter and recommending to the Board any proposed changes to the charter or the committee; and
•undertaking all further actions and discharge all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.
The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating and Corporate Governance Committee
The members of the Company’s Nominating and Corporate Governance Committee are Ross Taylor, James Greene, Daniel Dickson and Professor Zeev Weiner. Professor Zeev Weiner is the Chair of the Company’s Nominating and Corporate Governance Committee. The Company’s Nominating and Corporate Governance Committee oversees and assists the Board in reviewing and recommending nominees for election as directors. Specifically, the Nominating and Corporate Governance Committee will:
•develop and recommend to the Board the criteria for appointment as a director;
•identify, consider, recruit and recommend candidates to fill new positions on the Board;
•review candidates recommended by stockholders;
•conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and
•recommend director nominees for approval by the Board and election by the stockholders at the next annual meeting.
The Company’s Nominating and Corporate Governance Committee operates under a written charter which satisfies the applicable rules of the SEC and the listing standards of Nasdaq.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics applicable to the Company’s directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or, persons performing similar functions, in accordance with applicable federal securities laws. We have filed a copy of our form of Code of Business Conduct and Ethics and our board committee charters as exhibits to the Company’s 2025 Annual Report. You are able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. The Company’s Code of Business Conduct and Ethics is also available on the investor relations section of our website at www.qtimaging.com. We intend to disclose any amendments to or waivers of our Code of Business Conduct and Ethics in a Current Report on Form 8-K on our website identified above. Information contained on our website is not incorporated by reference into this registration statement and should not be considered to be part of this registration statement.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors, or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or Compensation Committee.
Director Nominations
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of QT Imaging (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the

120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by QT Imaging; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by QT Imaging. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described herein. For additional information regarding the nomination process and applicable requirements, see “Stockholder Proposals and Nominations to be Presented at 2027 Annual Meeting” on page 40 of this Proxy Statement.
Communications with Directors
Stockholders may communicate with QT Imaging’s Board through QT Imaging’s Secretary by writing to the following address: Board of Directors, c/o Secretary, QT Imaging Holdings, Inc., Three Hamilton Landing, Suite 160, Novato, California 94949. QT Imaging’s Secretary will forward all correspondence to the Board, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. QT Imaging’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within QT Imaging for review and possible response.
Director Attendance at Annual Meetings
We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend our annual meeting of stockholders. This Annual Meeting is the first annual meeting of stockholders to be held by QT Imaging since the consummation of the Business Combinations that formed QT Imaging and the election of the current Board.
Committee Charters and Other Corporate Governance Materials
We have adopted a Code of Business Conduct and Ethics applicable to our management team and employees in accordance with applicable federal securities laws. We have previously filed copies of our Code of Business Conduct and Ethics and the charter for each of our committees. You can review those documents, as well as our other publicly filed documents, by accessing our public filings at our website at https://qtimaging.com or at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics in a Current Report on Form 8-K.
Our Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee that are available on our website at https://www.qtimaging.com/governance-documents/.
Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board governance matters. These guidelines are available on our website at https://www.qtimaging.com/governance-documents/. A printed copy of the guidelines may also be obtained by any stockholder upon request.
Insider Trading Policy
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the Nasdaq listing standards.
The foregoing summary of our insider trading policy is qualified in its entirety by reference to the full text of the policy, which has been filed as Exhibit 19.1 to our 2025 Annual Report.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has selected BPM LLP (“BPM”), San Jose, CA, PCAOB ID: 207, to serve as our independent registered public accounting firm to audit the consolidated financial statements of QT Imaging for the fiscal year ending December 31, 2026. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent registered public accounting firm for QT Imaging. Even if the appointment is ratified, our Board may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of QT Imaging and its stockholders.
For this Annual Meeting, a representative of BPM is expected to be present, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
Principal Accountant Fees and Services
The following table presents the aggregate fees billed for professional services rendered by BPM for the fiscal years ended December 31, 2025 and 2024.

	Fiscal Year 2025	Fiscal Year 2024
Audit Fees (1)	$395,291	$398,691
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$395,291	$398,691
(1)     Audit fees consist of fees billed and to be billed for professional services rendered for the audit of our year-end financial statements, reviews of our condensed financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.
(2)     Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards, including permitted due diligence services related to a potential business combination.
(3)     Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)     All other fees consist of fees billed for all other services.
Policy on Board Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditors
The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent registered public accounting firm as provided under the Audit Committee charter.
The Audit Committee has determined that all services performed by BPM are compatible with maintaining the independence of BPM. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.
Vote Required and Board Recommendation
The affirmative vote of a majority of the outstanding shares present and entitled to vote is required to approve this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal. If the stockholders do not approve the ratification of BPM as our independent registered public.

accounting firm, the Audit Committee will reconsider its selection
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of BPM as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee currently consists of three directors, each of whom, in the judgment of the Board, is an “independent director” as defined in the listing standards of the Nasdaq. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A copy of the charter is available on QT Imaging’s website at https://www.qtimaging.com/governance-documents/.
The Audit Committee oversees QT Imaging’s financial reporting process on behalf of the Board. The Audit Committee is responsible for retaining QT Imaging’s independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. Management has the primary responsibility for the consolidated financial statements and the financial reporting process, including internal controls, and procedures designed to insure compliance with applicable laws and regulations. QT Imaging’s independent registered public accounting firm for the fiscal year ended December 31, 2025, BPM, is responsible for expressing an opinion as to the conformity of our audited consolidated financial statements for the fiscal year ended December 31, 2025 with accounting principles generally accepted in the United States of America.
The Audit Committee has reviewed and discussed with management QT Imaging’s audited consolidated financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the Audit Committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm’s audit, the results of its examinations, its evaluations of QT Imaging’s internal controls and the overall quality of QT Imaging’s financial reporting.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to QT Imaging’s Board that QT Imaging’s audited consolidated financial statements be included in QT Imaging’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
AUDIT COMMITTEE
Mr. Ross Taylor, Chairman
Mr. James Greene
Professor Zeev Weiner
The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of QT Imaging under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that QT Imaging specifically incorporates such information by reference in such filing and shall not otherwise be deemed “filed” under either the Securities Act or the Exchange Act or considered to be “soliciting material.”

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO OUR PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED AND RESERVED FOR ISSUANCE
Our Board has approved, and is seeking stockholder approval of the Plan Amendment, to increase the number of shares authorized and reserved for issuance under the Plan by 550,900 shares, which is 4% of our currently issued and outstanding shares of Common Stock, to a new total of 2,378,178 shares.
On June 21, 2026, our Board unanimously determined that the Plan Amendment is advisable and in the best interests of the Company and our stockholders and recommended that our stockholders approve the Plan Amendment. In accordance with the General Corporation Law of the State of Delaware, we are hereby seeking approval of the Plan Amendment by our stockholders.
No other changes to the Plan are being proposed.
Reasons for the Plan Amendment Proposal
As of the Record Date, 1,827,278 shares of Common Stock were reserved for issuance under the Plan, of which 136,737 shares of Common Stock remain available for issuance. We are seeking stockholder approval to amend the Plan to increase the number of shares of Common Stock reserved for issuance by 550,900 shares to 2,378,178 shares, which will result in a total of 687,637 shares of Common Stock being available for issuance. If our stockholders do not approve the Plan Amendment, we anticipate that there will not be sufficient shares available under the Plan for continued equity awards to our employees, non-employee directors, and independent contractors over the next year. This would result in the loss of an important compensation tool aligned with stockholder interests to attract, motivate, and retain highly qualified talent.
We recognize the dilutive impact of our equity compensation program on our stockholders and continuously strive to balance this concern with the competition for talent in the competitive business environment, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance pursuant to the Plan Amendment, our Board and Compensation Committee worked with management to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on stockholders, (ii) our historical run rate and overhang, (iii) the current number of shares remaining available for issuance, (iv) the realities of equity awards being a key component of designing competitive compensation packages necessary for attracting and retaining key talent in a competitive marketplace, (v) our strategic growth plans, and (vi) the interests of our stockholders.
The Board and Compensation Committee considered the following in reaching its determination with respect to the Plan Amendment:
•The increase in the number of shares of Common Stock reserved for issuance under the Plan will support retention and critical talent acquisition in a highly technical workforce: Equity awards are a core component of compensation given the Company’s need to attract and retain specialized engineering, development, and operational talent in a competitive market environment.
•Broad-based, employee-wide participation aligns interests with stockholders: The Company’s equity program is designed to provide meaningful participation across a wide employee population, reinforcing a culture of ownership and alignment with long-term stockholder value creation.
•The Plan Amendment will sustain market-competitive compensation amid post-going public growth, and evolving business needs and exceptional global expansion and revenue increase in 2026 and beyond : The Company’s equity usage reflects its stage of growth, hiring demands, and the need to remain competitive with similarly situated companies for key talent.
•The Plan Amendment makes a disciplined share request sized to support multi-year program stability: The requested share reserve of 687,637 shares of Common Stock, including those shares that are currently available for issuance, is intended to fund remaining 2026 grants until the January 1, 2027 ‘evergreen” refresh provided for by the Plan, at which point we do not anticipate another shareholder request for several years.
•The Plan Amendment constitutes a balanced approach to dilution and program effectiveness: The Compensation Committee considered both the dilutive impact of equity awards and the importance of maintaining an effective long-term incentive program in determining the size of the requested share reserve.

We anticipate the 550,900 additional shares requested under the Amendment, plus the 136,737 remaining shares that are available for issuance under the Plan, to be sufficient to fund remaining 2026 grants. The Plan is designed to attract and retain non‑employee directors and employees and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under the Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and aligning a portion of their compensation with the interests of our stockholders. Stockholder approval of this proposal will enable us to continue to grant equity awards to our employees and non-employee directors at such levels determined by our compensation committee and Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our stockholders.
Dilution, Stock Available and Historical Stock Usage
Dilution.
Subject to stockholder approval of the Plan Amendment, the number of shares of Common Stock that will be reserved for issuance pursuant to awards granted under the Plan shall be of 687,637 shares of Common Stock shares, which represents approximately 4.3% of the Company’s 15,880,565 issued and outstanding shares of the Common Stock and pre-funded warrants for the purchase of shares of Common Stock on a fully diluted basis as of the Record Date. The Board believes that this number of shares of Common Stock constitutes reasonable potential equity dilution and provides a significant incentive for employees and service providers to increase the value of the Company for all stockholders. The closing trading price of each share of Common Stock as of the Record Date was $3.85.
Shares Available; Certain Limitations.
The maximum number of shares of Common Stock reserved and available for issuance under the Plan will be 2,378,178 shares; provided that shares of Common Stock issued under the Plan with respect to an Exempt Award (as defined herein) will not count against the share limit. We use the term “Exempt Award” to mean (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by us or any of our subsidiaries or with which we or any of our subsidiaries merges, (ii) an award that a participant purchases at fair market value, or (iii) an award granted as an inducement award pursuant to Nasdaq Listing Rule 5635(c).
Subject to stockholder approval of the Plan Amendment, no more than 2,378,178 shares of Common Stock shall be issued pursuant to the exercise of incentive stock options.
Shares issuable under the Plan may be authorized, but unissued, or reacquired shares of Common Stock. If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program (as described below), or, with respect to restricted stock, restricted stock units (“RSUs”), or performance awards, is forfeited to or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the Plan. With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the Plan. Shares that actually have been issued under the Plan under any award will not be returned to the Plan; except if shares issued pursuant to awards of restricted stock, RSUs, or performance awards are repurchased or forfeited due to failure to vest, such shares will become available for future grant under the Plan. Shares used to pay the exercise price of an award or satisfy the tax liabilities or withholding obligations related to an award (which withholdings may be in amounts greater than the minimum statutory amount required to be withheld as determined by the administrator of the Plan) will become available for future grant or sale under the Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the Plan.
If any dividend or other distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares (other than any ordinary dividends or other ordinary distributions), the administrator of the Plan, to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan; the number, class, and price of shares covered by each outstanding award; and the numerical share limits contained in the Plan.
As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, we believe the stock reserved under the Plan, as amended pursuant to the Plan Amendment, will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.
Description of the Plan Amendment

The full text of the Plan Amendment is set forth in Appendix A to this proxy statement.
The following is a summary of the material features of the Plan. This summary does not purport to be complete and is qualified in its entirety by the full text of the Plan. For purposes of this summary, the “Committee” means the Compensation Committee.
Type of Awards Under the Plan
The Plan authorizes awards in the form of stock options, stock appreciation rights, restricted stock awards, RSUs, performance shares, performance units, cash-based awards and other stock-based awards. Awards may be granted only to employees, consultants and directors, and participation is at the Committee’s discretion. The Company currently has six non-employee directors and approximately 37 employees (including employee directors) and consultants who are eligible to participate in the Plan.
Administration of the Plan
The Plan is administered by the Committee. The Committee has broad authority to determine award recipients, award types, share or cash amounts, exercise or purchase prices, vesting and exercisability terms, performance goals, settlement methods and the effect of a participant’s termination of service. The Committee’s interpretations and determinations under the Plan are final, binding and conclusive unless fraudulent or made in bad faith.
Restricted Stock and Restricted Stock Units
Restricted Stock Awards may be granted as either Restricted Stock Bonuses or Restricted Stock Purchase Rights and may be subject to service-based, performance-based or other vesting conditions established by the Committee. Holders of restricted stock generally have stockholder rights, including voting and dividend rights, while the shares remain subject to vesting conditions, although dividends and distributions may also be subject to the same vesting conditions. RSUs may be granted subject to Committee-determined conditions and vesting terms, do not carry voting rights before share issuance, and may include dividend equivalent rights if provided in the award agreement. Unless otherwise provided in the applicable award agreement, unvested restricted stock or RSUs generally are repurchased or forfeited upon termination of service.
Options
The Plan permits both incentive stock options and nonstatutory stock options. The per share exercise price of options granted under the Plan generally must be equal to at least 100% of the fair market value of a share of the Common Stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of the Company’s (or any of its parent’s or subsidiary’s) outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of a share of the Common Stock on the grant date. The Committee will determine the methods of payment of the exercise price of an option, which may include cash, certain shares of the Common Stock, cashless exercise, net exercise, as well as other types of consideration permitted by applicable law. After the cessation of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if such cessation is due to death or disability, the option will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the cessation of service. An option, however, may not be exercised later than the expiration of its term. Subject to the provisions of the Plan, the Committee determines the terms of options. Until shares are issued under an option, the participant will not have any right to vote or receive dividends or have any other rights as a stockholder with respect to such shares, and no adjustment will be made for a dividend or other right for which the record date is before the date such shares are issued, except as provided in the Plan, as summarized further above.
Restricted Stock Units
RSUs may be granted under the Plan. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of the Common Stock. Subject to the provisions of the Plan, the Committee determines the terms and conditions of RSUs, including any vesting criteria and the form and timing of payment. The Committee may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The Committee, in its sole discretion, may pay earned RSUs in the form of cash, shares, or a combination of both. Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Interests of Officers and Directors in this Proposal

Our officers and directors do not have any substantial interest, direct or indirect, in this proposal.
Vote Required and Board Recommendation
The affirmative vote of a majority of the outstanding shares present and entitled to vote is required to approve this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.
The Board unanimously recommends that you vote “FOR” this Proposal No. 3 to approve the Plan Amendment to increase the number of shares of Common Stock authorized and reserved for issuance under the Plan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion and analysis of our executive compensation philosophy, objectives and design, our compensation-setting process, the components of our executive compensation program, and the decisions made for compensation in respect of 2025 for our executive officers should be read together with the compensation tables and related disclosures set forth below. The discussion in this section contains forward-looking statements that are based on our current considerations and expectations relating to our executive compensation programs and philosophy. As our business and our needs evolve, the actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this section.
Overview
This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
In evaluating our overall executive compensation program and decisions for the 2025 fiscal year, including awards under our compensation programs, the Compensation Committee considered a number of factors, including that 2024 was our first year operating as a public company, incentivizing the achievement of both strategic enterprise and financial objectives and our position as a transformational company. Going forward, the Compensation Committee will be making any determinations as it relates to the payout of the previous year’s compensation programs as well as the adoption of any performance measures for the current fiscal year. This allows the Compensation Committee to have a good understanding of the prior fiscal year financial performance in order to evaluate the performance of our named executive officers (each, a “NEO”) against previously adopted performance measures as well as develop plans and performance metrics based on the annual operating plan for the current fiscal year.
For the year ended December 31, 2025, our NEOs were:

Name	Age	Position
Dr. Raluca Dinu(1)	52	Chief Executive Officer and Director (Class III)
Jay Jennings(2)	58	Chief Financial Officer
Anastas Budagov(3)	37	Former Chief Financial Officer
________________
(1)Dr. Raluca Dinu has served as our Chief Executive Officer and Class III Director since March 12, 2024, when she was appointed by the Board to replace Dr. John C. Klock, effective immediately.
(2)On August 22, 2025, the Board appointed Mr. Jay Jennings to serve as our Chief Financial Officer, effective September 2, 2025.
(3)Mr. Budagov served as our Chief Financial Officer since December 2023 and until August 29, 2025, when he was replaced by the Board with Mr. Jennings.
Compensation Philosophy and Objectives
The Company has developed an executive compensation program that is consistent with the compensation policies and philosophies of the Compensation Committee and the Board, which are designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to its long-term success. Decisions on the executive compensation program are made by the Compensation Committee.
The objectives of the Company’s executive compensation program are to encourage retention and recruitment of high-performing executives, to motivate employees and align executive interests across the organization and with the Company’s stockholders, to reward sustainable financial performance, accountability and innovation, to create consistency with the Company’s strategy and culture (mission, vision and values) and to balance innovation and performance with risk. In setting executive compensation in 2025, the Compensation Committee took into account the Company’s strategy, culture and stage in defining plan feature tradeoffs. The Compensation Committee also looked to manage exceptions to its approach based upon the individual profiles of various members of the Company’s management.
Decisions regarding executive compensation reflect a belief that the executive compensation program must be competitive in order to attract and retain highly competent executive officers as well as include a significant element of “pay for performance.” Total compensation will be comprised of base salary, short-term incentive and long-term incentive. A significant portion of compensation for the members of management of the Company is tied to annual performance objectives. All elements of the compensation are defined in absolute dollar values. Further, the

Compensation Committee seeks to tie our executive compensation levels to the compensation practices of our peer companies.
Base Salary
Base salaries for our NEOs are established based on the individual’s scope of responsibilities, experience and market factors. The base salary is an annual total cash salary paid over 12 months in equal amounts. The Compensation Committee typically reviews base salaries on an annual basis, referencing peer group and survey data to understand the marketplace for individuals in similar positions. No formulaic base salary increases are provided to our NEOs; however, annual merit increases are provided when the Compensation Committee determines that such increases are warranted in light of national salary increase levels, salary levels within companies in our peer group, individual performance and/or overall Company performance. We pay base salaries to attract, recruit and retain qualified employees. The base salaries for 2025 for our NEOs take into account the initial base amount set forth in the executive’s respective employment agreement or employment offer letter, as applicable, and the scope of the executive’s responsibilities, individual contributions, prior experience and sustained performance.

Name	2025 Base Salary
Dr. Raluca Dinu(1)	$550,000
Jay Jennings(2)	$400,000
__________________
(1)Dr. Raluca Dinu’s base salary is based on her employment agreement dated March 12, 2024.
(2)Mr. Jennings’ base salary is based on his employment agreement dated August 22, 2025.

Annual Bonuses
The Company uses annual cash incentive bonuses for the NEOs to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The annual cash incentive bonus is expressed as a percentage of an individual’s base salary. The Compensation Committee set the performance targets using two financial metrics for the 2025 fiscal year: total revenue; and cash balance. Determination of the achievement of the targets is based upon the full year financial results following the completion of the audit of the Company’s consolidated financial statements. Following the end of the year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that will payable to the NEOs.
Equity-Based Awards
The Company uses equity-based awards to reward long-term performance of the NEOs. The Company believes that providing a meaningful portion of the total compensation package in the form of equity-based awards aligns the incentives of its NEOs with the interests of its stockholders and serves to motivate and retain the individual NEOs. Any awards would be made in accordance with the executive compensation program discussed above. Although the Company has not used a specific predetermined schedule to grant equity-based awards as 2024 was the first year that the Company made such awards as a public company, it is the policy of the Company regarding our grants of equity-based awards that the Company does not (a) backdate equity award grants, (b) time the public release of material information or (c) purposely accelerate or delay equity award grants with the intent of allowing an award recipient to benefit from a more favorable stock price. The Company is currently using time-based stock option awards to encourage long term performance.
Other Compensation
The Company maintains various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the NEOs may participate. It also provides certain perquisites to its NEOs, subject to the Compensation Committee’s ongoing review.
Deductibility of Executive Compensation
Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer, the chief financial officer, the three other most highly paid executive officers of a publicly traded corporation, and anyone previously subject to Section 162(m) as a covered employee for any taxable year beginning after December 31, 2016. It is the policy of the Company to consider the tax impact of its compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to its executive officers. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the Company and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests. The right to grant compensation that is not deductible is expressly reserved, and the Company may do so.
Summary of Compensation Table
The table below sets forth the annual compensation levels of our NEOs for 2025 and 2024, who as a smaller reporting company consist of the principal executive officer who serves as Chief Executive Officer of QT Imaging, and the next two most highly compensated executive officers. The compensation totals and individual amounts reflect the compensation of such officers by the Company or QT Imaging as of December 31, 2025 and 2024. In the fiscal year 2025, such totals and amounts may change based on, among other things, changes to the terms of the employment of such persons.

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Bonus ($)	All Other Compensation ($)	Total ($)
Dr. Raluca Dinu(2)	2024	359,731	279,070	—	—	638,801
Chief Executive Officer & Class III Director	2025	493,077	161,781	142,817	—	797,675
John Klock, M.D.,	2024	—	—	—	—	—
Former President and Chief Executive Officer & Chief Medical Officer	2025	—	—	—	—	—
Jay Jennings(3)	2024	—	—	—	—	—
Chief Financial Officer	2025	113,846	530,593	—	—	644,439
Anastas Budagov(4)(5)	2024	290,846	153,725	63,333	—	507,904
Former Chief Financial Officer	2025	302,595	21,559	35,529	150,000	509,683
__________________
(1)Consists of shares of Common Stock issuable upon vesting and exercise of stock options. The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)On March 12, 2024, the Board appointed Dr. Raluca Dinu to serve as the Chief Executive Officer of the Company, effective immediately. Dr. Raluca Dinu’s base salary per her employment agreement, which the Board approved on March 18, 2024, effective as of March 12, 2024 was $470,000. On July 3, 2024, the Board approved the grant of 550,000 stock options to Dr. Raluca Dinu. The stock options have an exercise price of $0.748 per option and a grant date fair value of $0.47 per option. One-third of the stock options granted will vest on February 15, 2025, and the remaining two-thirds of the stock options will vest quarterly over a two year period thereafter.
(3)On August 22, 2025, the Board appointed Mr. Jay Jennings to serve as the Chief Financial Officer of the Company, effective September 2, 2025. Mr. Jennings’s base salary per his employment agreement, dated August 22, 2025 is $400,000. The CFO Employment Agreement provides for the grant of equity awards, in a form to be determined, in the amount of 325,000 shares of Common Stock, pursuant to and subject to the terms of Company’s Inducement Equity Incentive Plan, adopted on August 22, 2025.
(4)On March 12, 2024, the Board ratified the prior appointment of Mr. Budagov as the Company’s Chief Financial Officer. Mr. Budagov’s base salary per his employment agreement, which the Board approved on March 18, 2024, effective as of March 12, 2024 was $380,000. On July 3, 2024, the Board approved the grant of 325,000 stock options to Mr. Budagov. The stock options have an exercise price of $0.748 per option and a grant date fair value of $0.47 per option. One-third of the stock options granted will vest on February 15, 2025, and the remaining two-thirds of the stock options will vest quarterly over a two year period thereafter. During 2024, Mr. Budagov received a sign-on bonus of $63,333 in accordance with his employment agreement.
(5)Effective August 29, 2025, Anastas Budagov resigned from his full-time position as Chief Financial Officer.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by each of the Company’s NEOs as of December 31, 2025.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Dr. Raluca Dinu	07/03/2024	44,540	59,816	$2.25	07/03/2034
	07/03/2024	62,405	16,571	$2.25	07/03/2034
	07/03/2024	7,777	5,556	$2.25	07/03/2034
	04/21/2025	—	10,416	$2.00	04/21/2035
	04/21/2025	—	14,583	$2.00	04/21/2035
	04/21/2025	58,437	19,479	$2.00	04/21/2035
	08/11/2025	—	8,333	$5.70	08/11/2035
Jay Jennings	09/02/2025	—	108,333	$7.47	09/02/2035
Anastas Budagov	07/03/2024	44,539	—	$2.25	02/13/2026
	07/03/2024	18,655	—	$2.25	02/13/2026
	04/21/2025	—	—	$2.00	02/13/2026
	04/21/2025	—	—	$2.00	02/13/2026
Employment Arrangements with Named Executive Officers
Employment Agreement with Dr. Raluca Dinu
On August 28, 2025, the Board approved an increase in the base salary and the target annual bonus for Dr. Raluca Dinu, the Company’s Chief Executive Officer, effective as of September 1, 2025. Prior to this increase, Dr. Dinu’s base salary was $470,000 per year and her target annual bonus was 65% of her salary, and effective as of September 1, 2025, Dr. Dinu’s base salary is $550,000 per year and her target annual bonus is 75% of her salary. In addition, on March 20, 2026, our Board approved an increase in the base salary for Dr. Dinu effective that same day to $605,000 per year.
On March 12, 2024, the Board appointed Dr. Raluca Dinu, who is also a member of the Board, to be employed as its Acting Chief Executive Officer effective as of March 12, 2024. Dr. Dinu will report to the Board. On March 18, 2024, the Board approved an employment agreement (the “CEO Employment Agreement”) between Dr. Dinu and the Company, effective as of March 12, 2024, governing the terms of Dr. Dinu’s employment by the Company, which the Company and Dr. Dinu then entered into.
Under the terms of the CEO Employment Agreement, Dr. Dinu will be hired on an “at will” basis and shall serve as the Company’s Chief Executive Officer on an interim but full-time basis, performing her duties and responsibilities in such capacity. The CEO Employment Agreement provides that Dr. Dinu will serve as the Company’s Chief Executive Officer until the earlier of the twelve (12) month anniversary of the Effective Date or the date on which her employment is terminated in accordance with the terms of CEO Employment Agreement, but that the term of the CEO Employment Agreement may be renewed by written agreement between Dr. Dinu and the Company. Dr. Dinu’s employment is “at will” and terminable by the Company at any time and for any reason or no reason, including as a result of her death or disability, as provided in the CEO Employment Agreement, and with or without “cause”. Dr. Dinu may terminate her employment with the Company at any time and for any reason or no reason, including with or without “good reason”. Committee (hereinafter referred to as the “CEO Base Salary”). Such CEO Base Salary will be paid in accordance with the Company’s standard payroll practice. The CEO Base Salary will be reviewed annually and Dr. Dinu will be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary will become the CEO Base Salary for purposes of the CEO Employment Agreement.
Dr. Dinu will, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees. Dr. Dinu will be eligible to accrue up to sixty days of paid time off per year, in accordance with the Company’s policies as in effect from time to time. The Company will pay or reimburse all reasonable, customary and necessary business expenses, subject to any maximum annual limit or other restrictions as set by the Board or its designated committee.

For each fiscal year of the Company (“FY”) completed during the term of Dr. Dinu’s employment as Chief Executive Officer, Dr. Dinu shall have the opportunity to earn an annual bonus (“CEO Annual Bonus”) under the executive incentive plan then applicable to executives of the Company generally, as in effect from time to time, with the actual amount of each CEO Annual Bonus being determined by the Board or its designated committee based on the achievement of target objectives established by the Board or its designated committee after consultation with Dr. Dinu, and for which the target of the CEO Annual Bonus is an amount equal to 65% of the annual Base Salary during the specific FY. Any CEO Annual Bonus due to Dr. Dinu will be payable not later than two and one-half months following the close of the FY for which the bonus was earned. Except as otherwise provided in the CEO Employment Agreement, Dr. Dinu must be employed on the date annual bonuses are paid under the Company’s executive incentive plan in order to be eligible to earn an CEO Annual Bonus for the preceding FY.
Dr. Dinu shall also have the opportunity to earn a bonus (the “Special Achievement Bonus”) upon completion of acquisitions or sales (in each case, whether by merger, asset purchase or stock purchase, or any other method as approved by the Board), or other special activities that generate value to the Company as recognized by the Board or a designated committee of the Board, including, but not limited to, the Compensation Committee, as being eligible for such special achievement bonus. To the extent any of the mentioned above activities are recognized, in good faith, by the Board (or its designated committee) as being eligible for a Special Achievements Bonus, then Dr. Dinu shall have the right to present a proposed bonus structure to the Board, who shall consider the benefit of the activity to the Company’s stockholders, the nature of the activity, the benefits of the activity to the Company’s technology, business development, or cash position and such other factors as the Board and Dr. Dinu agree in good faith are relevant and appropriate. Whether any Special Achievement Bonus is paid and the amount of any such bonus, shall be in the sole discretion of the Board (or its designated committee).
The CEO Employment Agreement provides for the grant of equity awards, in a form to be determined, in the amount of 550,000 shares of Common Stock to Dr. Dinu, pursuant to and subject to the terms of the Company’s 2024 Equity Incentive Plan (the “2024 EIP”), and subject to approval by the Board and the filing of an effective registration statement on Form S-8 by the Company. Any further equity awards shall be at the discretion of the Board or its designation committee. All of the outstanding and unvested awards held by Dr. Dinu shall vest in the event of a change in control, and if the awards require exercise, be exercisable for the duration of the maximum permitted exercise period as set forth in such grant or grants from the Board, and all of the remaining undelivered shares shall be delivered for such awards that are of stock units immediately prior to and contingent upon the change of control, to the extent delivery will not result in adverse Section 409A tax consequences.
In the event of a change in control, the Company will pay Dr. Dinu the following payments, subject to her continued service through the closing of such change of control transaction and her return of a release of claims: (i) to the extent not already paid, the target amount of the CEO Annual Bonus (the “Target Bonus”) for the entire FY in which the change in control occurs, and (ii) a lump sum equal to (A) two (2) years of (a) the CEO Base Salary in effect and (B) the average of the entire CEO Annual Bonuses and Special Achievement Bonuses paid to Dr. Dinu for the two FYs completed prior to the change of control, as applicable, or, if only one such FY has been completed, then based on the amount of the CEO Annual Bonus and the Special Achievement Bonus for such FY (the “CEO Bonus”) (not including however in calculating the Bonus, any Special Achievement Bonus payable for the change of control transaction shall not be included in determining the entire Annual Bonuses and Special Achievement Bonuses). The occurrence of a change of control will trigger the vesting of all outstanding, unvested awards held by Dr. Dinu and a potential tax equalization payment or gross-up payment which would place Dr. Dinu in the same after-tax position as if any excise tax penalty did not apply with respect to compensation received by Dr. Dinu in connection with such change in control. For the purposes of the CEO Employment Agreement, a “change of control” means the occurrence of one or more of the following: (i) any “Person” or “group,”
The Company will pay Dr. Dinu a base salary at the initial annualized rate of $470,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its affiliates, becomes a beneficial owner, directly or indirectly, in one or a series of transactions, of securities representing fifty percent or more of the total number of votes that may be cast for the election of directors of the Company; (ii) the consummation of a merger or consolidation of the Company with any other person (other than a member of the Company and/or its affiliates), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) within twelve months after a tender offer or exchange offer for voting securities of the Company (other than by the Company) the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the Board; or (iv) there occurs a closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company other than to one or more of the Company’s affiliates.

Dr. Dinu would be entitled to receive certain compensation if her employment with the Company is terminated without “cause” or she resigns for “good reason” (as those terms are defined in the CEO Employment Agreement) in the absence of a change of control transaction, including (i) six months’ of her annual base salary then being paid, payable in equal monthly installments, (ii) a final pro-rated bonus for the period of the year that she has worked prior to termination, (iii) additional compensation equal to eighteen months of Dr. Dinu’s base salary then in effect plus two times the amount of the CEO Bonus (with “CEO Bonus” being defined as the average of the entire CEO Annual Bonuses and Special Achievement Bonuses (each, as defined in the CEO Employment Agreement) paid to Dr. Dinu for the two fiscal years completed prior to her termination), payable in a lump sum subject to certain conditions more fully described in the CEO Employment Agreement.
In the event that Dr. Dinu’s employment is terminated as a result of her death, the Company shall pay to her estate within sixty days of the date of termination (the “Date of Termination”) (i) the CEO Base Salary earned but not paid as of the Date of Termination and any un-reimbursed business expenses (together, the “CEO Final Compensation”), (ii) twelve months’ CEO Base Salary in effect as of Date of Termination, (iii) the Target Bonus for the FY in which the Date of Termination occurs, and (iv) the full premium health and dental plan coverage for each of Dr. Dinu’s qualified beneficiaries for the later of the expiration of the term of the CEO Employment Agreement or one year following the Date of Termination, or until COBRA is no longer available to such beneficiaries (the “Beneficiary Benefits”).
If Dr. Dinu’s employment is terminated as a result of a disability (as defined in the CEO Employment Agreement), then, in addition to the Final Compensation, payable as a lump sum as of March 15th of the year following the Date of Termination, the Company will pay Dr. Dinu a pro-rated CEO Annual Bonus for the year during which the Date of Termination takes place, as determined by the Board, and the Beneficiary Benefits.
In the event that Dr. Dinu is terminated with “cause” (as is defined in the CEO Employment Agreement), then the Company shall make no payments to Dr. Dinu other than provision of the CEO Final Compensation, payable no later than ten days after the Date of Termination. Any equity in the Company held by Dr. Dinu in such case shall be governed by the terms of the Company’s equity incentive plans.
If the Company terminates Dr. Dinu or Dr. Dinu terminates her employment for any reason, and a change in control has occurred within twelve months prior to the Date of Termination, then subject to Dr. Dinu’s providing a release of claims and compliance with surviving obligations, including confidentiality, the Company shall provide health and dental plan coverage for Dr. Dinu and her beneficiaries for at most two years.
If Dr. Dinu terminates her employment upon sixty days’ notice, other than for “good reason” and a change in control has not occurred, if the Board so elects, the Company will pay her the CEO Base Salary for the initial sixty days of the notice period in accordance with usual payroll practices.
Concurrent with the CEO Employment Agreement and as a condition thereof, Dr. Dinu entered into a Proprietary Information and Inventions Agreement, which relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.
Under the CEO Employment Agreement, the Company has agreed to indemnify Dr. Dinu in accordance with the bylaws and articles of organization of the Company in effect at the time indemnification is applicable, with Dr. Dinu agreeing to provide the Company with prompt notice of any actual or threated claim arising out of her employment. The Company shall also provide Dr. Dinu with the same coverage under any directors and officers liability insurance that the Company elects to maintain as it provides to its other executives, and the same as is provided other former executives, after the termination of her employment.
Employment Agreement with Jay Jennings
On August 22, 2025, the Board appointed Jay Jennings to be employed as its Chief Financial Officer, effective as of September 2, 2025. Mr. Jennings will report to the Board. On August 22, 2025, the Board approved an employment agreement (the “CFO Employment Agreement”) between Mr. Jennings and the Company, which the Company and Mr. Jennings executed that same day, to be effective as of September 2, 2025, governing the terms of Mr. Jennings’s employment by the Company, which the Company and Mr. Jennings then entered into.
Under the terms of the CFO Employment Agreement, Mr. Jennings shall serve as the Company’s Chief Financial Officer, performing his duties and responsibilities in such capacity. Mr. Jennings’s employment is “at will” and terminable by the Company or Mr. Jennings at any time and for any reason or no reason, subject to severance provisions described below.
The Company will pay Mr. Jennings a base salary at the initial annualized rate of $400,000 per year, subject to standard deductions and withholdings, or such other rate as may be determined from time to time by the Board or the Compensation Committee (hereinafter referred to as the “CFO Base Salary”). Such CFO Base Salary will be paid in accordance with the Company’s standard payroll practice. The CFO Base Salary will be reviewed annually and Mr.

Jennings will be eligible to receive a salary increase annually, during the compensation cycle, in an amount to be determined by the Board or the Compensation Committee in its sole and exclusive discretion. Once adjusted, the new salary will become the CFO Base Salary for purposes of the CFO Employment Agreement.
Mr. Jennings will, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available to the Company’s executives or key management employees.
For each calendar year Mr. Jennings is employed by the Company, Mr. Jennings shall have the opportunity to earn an annual bonus (“CFO Annual Bonus”) under the executive incentive plan then applicable to executives of the Company generally, with the actual amount of each CFO Annual Bonus being determined by the Board or its designated committee based on the achievement of target objectives established by the Board or its designated committee, and for which the target of the CFO Annual Bonus is an amount equal to 45% of the annual CFO Base Salary during the specific calendar year. Any CFO Annual Bonus payable to Mr. Jennings will be payable not later than two and one-half months following the close of the calendar year to which it pertains. Except as otherwise provided in the CFO Employment Agreement, Mr. Jennings must be employed on the date annual bonuses are paid in order to be eligible and earn a CFO Annual Bonus for the calendar year to which the bonus pertains.
The CFO Employment Agreement provides for the grant of equity awards, in a form to be determined, in the amount of 325,000 shares of Common Stock to Mr. Jennings, pursuant to and subject to the terms of the Company’s Inducement Equity Incentive Plan, adopted on August 22, 2025, subject to approval by the Board and the filing of an effective registration statement on Form S-8 by the Company.
In the event of a Change in Control (as defined in the CFO Employment Agreement), the Company will grant to Mr. Jennings the following, subject to his continued service through the closing of such change of control transaction and effectiveness of a release of claims in favor of the Company: (i) an amount equal to nine months of his then-current CFO Base Salary, (ii) to the extent not already paid, a pro-rated CFO Annual Bonus for the calendar year in which the termination occurs, (iii) if participating in the Company’s health benefits, coverage for his insurance premium, including any amounts that the Company paid for benefits to his qualified family members, until the earlier of (A) nine months following his termination date or (B) the date on which Mr. Jennings begins full‑time employment with another company or business entity offering comparable health insurance coverage, and (iv) notwithstanding anything in the applicable option agreement or stock-based award agreement, immediate acceleration of all stock options and other stock-based awards. For purposes of the CFO Employment Agreement, a “Change in Control” means the occurrence of one or more of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company, (ii) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1 of the CFO Employment Agreement, the entity to which the assets of the Company were transferred, as the case may be and (iii) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of Section 2.1(h) of the CFO Employment Agreement in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
Mr. Jennings would be eligible to receive certain severance compensation if his employment with the Company is terminated without “Cause” of if he resigns for “Good Reason” (as those terms are defined in the CFO Employment Agreement) in the absence of a Change of Control transaction, conditioned upon effectiveness of a release of claims in favor of the Company. The severance comprises (i) nine months of his then-current annual base salary, payable in equal monthly installments over nine months following the date on which the release of claims becomes effective, (ii) if participating in the Company’s health benefits, coverage for his insurance premium, including any amounts that the Company paid for benefits to his qualified family members, until the earlier of (A) the date that is nine months from his termination date or (B) the date on which Mr. Jennings begins full-time employment with another company or business entity offering comparable health insurance coverage, and (iii), immediate vesting of equity awards through the next scheduled vesting date for such equity awards following the date on which the release of claims becomes effective.
Concurrent with the CFO Employment Agreement and as a condition thereof, Mr. Jennings entered into a Proprietary Information and Inventions Agreement, which relates to the protection of confidential information of the Company and the ownership by the Company of proprietary information and patents and other intellectual property.
Director Compensation
The following table sets forth the compensation earned for services performed for us as a director by each member of our Board as of December 31, 2025, other than any directors who are also our NEOs, during the year ended December 31, 2025.

Name	Fees earned or paid in cash (S)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Dr. Avi S. Katz(2)
Chairman of the Board	65,000	129,442	—	194,442
Dr. John C. Klock(3)
Director (Class III)	30,000	31,221	26,100	87,321
Ross Taylor(4)
Director (Class II)	62,250	66,938	—	129,188
Daniel Dickson(5)
Director (Class I)	42,250	49,079	—	91,329
James Greene(6)
Director (Class I)	59,500	120,513	—	180,013
Professor Zeev Weiner(7)
Director (Class II)	57,250	49,079	—	106,329
_______________
(1)Consists of shares of Common Stock of the Company issuable upon vesting and exercise of stock options. The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)“Fees earned or paid in cash” consists of cash paid in the 2025 fiscal year including $30,000 for services as a director and $35,000 as consideration for serving as the Chairman of the Board. “Option Awards” consist of (i) 77,916 stock options granted on April 21, 2025 with four equal quarterly vesting starting May 15, 2025 and (ii) 8,333 stock options granted on August 11, 2025 with one-third vesting on August 15, 2026 and remaining two‑thirds vesting quarterly over two years thereafter. The stock options granted on April 21, 2025 have an exercise price of $2.00 per option and a grant date fair value of $2.00 per option. The stock options granted on August 11, 2025 have an exercise price of $5.70 per option and a grant date fair value of $6.00 per option.
(3)“Fees earned or paid in cash” consists of cash paid in the 2025 fiscal year including $30,000 for services as a director and $29,500 as consideration for services on special board committee. “Option Awards” consist of 8,333 stock options granted on August 11, 2025 with one-third vesting on August 15, 2026 and remaining two‑thirds vesting quarterly over two years thereafter. The stock options granted on August 11, 2025 have an exercise price of $5.70 per option and a grant date fair value of $6.00 per option. “All Other Compensation” consists of $26,100 cash paid in the 2025 fiscal year for consulting service completed in the 2024 fiscal year.
(4)“Fees earned or paid in cash” consists of cash paid in the 2025 fiscal year including $30,000 for services as a director and $32,250 as consideration for services on special board committee. “Option Awards” consist of (i) 28,333 stock options granted on April 21, 2025 with four equal quarterly vesting starting May 15, 2025 and (ii) 8,333 stock options granted on August 11, 2025 with one-third vesting on August 15, 2026 and remaining two‑thirds vesting quarterly over two years thereafter. The stock options granted on April 21, 2025 have an exercise price of $2.00 per option and a grant date fair value of $2.00 per option. The stock options granted on August 11, 2025 have an exercise price of $5.70 per option and a grant date fair value of $6.00 per option.
(5)“Fees earned or paid in cash” consists of cash paid in the 2025 fiscal year including $30,000 for services as a director and $12,250 as consideration for services on special board committee. “Option Awards” consist of (i) 14,166 stock options granted on April 21, 2025 with four equal quarterly vesting starting May 15, 2025 and (ii) 8,333 stock options granted on August 11, 2025 with one-third vesting on August 15, 2026 and remaining two‑thirds vesting quarterly over two years thereafter. The stock options granted on April 21, 2025 have an exercise price of $2.00 per option and a grant date fair value of $2.00 per option. The stock options granted on August 11, 2025 have an exercise price of $5.70 per option and a grant date fair value of $6.00 per option.

(6)“Fees earned or paid in cash” consists of cash paid in the 2025 fiscal year including $30,000 for services as a director and $29,500 as consideration for services on special board committee. “Option Awards” consist of (i) 70,833 stock options granted on April 21, 2025 with four equal quarterly vesting starting May 15, 2025 and (ii) 8,333 stock options granted on August 11, 2025 with one-third vesting on August 15, 2026 and remaining two‑thirds vesting quarterly over two years thereafter. The stock options granted on April 21, 2025 have an exercise price of $2.00 per option and a grant date fair value of $2.00 per option. The stock options granted on August 11, 2025 have an exercise price of $5.70 per option and a grant date fair value of $6.00 per option.
(7)“Fees earned or paid in cash” consists of cash paid in the 2025 fiscal year including $30,000 for services as a director and $27,250 as consideration for services on special board committee. “Option Awards” consist of (i) 14,166 stock options granted on April 21, 2025 with four equal quarterly vesting starting May 15, 2025 and (ii) 8,333 stock options granted on August 11, 2025 with one-third vesting on August 15, 2026 and remaining two‑thirds vesting quarterly over two years thereafter. The stock options granted on April 21, 2025 have an exercise price of $2.00 per option and a grant date fair value of $2.00 per option. The stock options granted on August 11, 2025 have an exercise price of $5.70 per option and a grant date fair value of $6.00 per option.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GigCapital5 Related Agreements
GigCapital5 Registration Rights Agreement
In connection with the Business Combination, at the closing, the Company, GigAcquisitions5 and certain securityholders of GigCapital5 and QT Imaging entered into the GigCapital5 Registration Rights Agreement. In addition, pursuant to the terms of the GigCapital5 Registration Rights Agreement and subject to certain requirements and customary conditions, such securityholders may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or any similar short-form registration which may be available) to register the resale of the registrable securities of the Company held by such securityholders. The GigCapital5 Registration Rights Agreement provides these securityholders (and their permitted transferees) with the right to require the Company, at the Company’s expense, to register shares of Common Stock that they hold on customary terms, including customary demand and piggyback registration rights. The GigCapital5 Registration Rights Agreement also provides that the Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.
Under the GigCapital5 Registration Rights Agreement, the Company will indemnify such securityholders and certain persons or entities related to such securityholders such as their officers, employees, directors, and agents against any losses or damages resulting from any untrue or alleged untrue statement, or omission or alleged omission, of a material fact in any registration statement or prospectus pursuant to which the securityholders sell their registrable securities, unless such liability arose from such securityholder’s misstatement or alleged misstatement, or omission or alleged omission, and the securityholders including registrable securities in any registration statement or prospectus will indemnify the Company and certain persons or entities related to the Company such as its officers and directors and underwriters against all losses caused by their misstatements or omissions (or alleged misstatements or omissions) in those documents.
The Company registered securities for resale in accordance with the terms of the GigCapital5 Registration Rights Agreement in a registration statement on Form S-1 that was declared effective by the SEC on May 22, 2024.
Working Capital Notes
On December 13, 2023, GigCapital5 issued that certain Eleventh Amended and Restated Working Capital Note (the “Working Capital Note”) to GigAcquisitions5 for an aggregate principal amount of $1,500,000, the terms of which provide that GigAcquisitions5 may elect to convert the Working Capital Note, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with GigCapital5’s initial public offering. In connection with the closing, (i) GigAcquisitions5 elected to partially convert (the “Conversion”) $943,640 in principal balance outstanding under the Working Capital Note into 94,364 shares of Common Stock and 94,364 GigAcquisitions5’s private warrants of the Company, and (ii) the Company repaid the remaining principal balance of $556,360 to GigAcquisitions5 concurrently with the Conversion, such that the Company’s obligations under the Working Capital Note have been satisfied in full. In addition, on December 13, 2023, GigAcquisitions5 made an additional, unsecured, loan in the principal amount of $66,360 to GigAcquisitions5 (the “Non-Convertible Working Capital Note”). The Non-Convertible Working Capital Note was issued to provide the Company with additional working capital and was not deposited into the Trust Account. On February 7, 2024, the Company amended and restated the Non-Convertible Working Capital Note (the “Second Non-Convertible Working Capital Note”) to reflect an additional principal amount of $195,887 extended by GigAcquisitions5 to the Company for a collective principal amount under the Second Non-Convertible Working Capital Note of $262,247. The Second Non-Convertible Working Capital Note was issued to provide the Company with additional working capital and was not deposited into the Trust Account. The Company issued the Second Non‑Convertible Working Capital Note in consideration for an additional loan from GigAcquisitions5 to fund the Company’s working capital requirements.
Extension Note
On August 28, 2023, GigCapital5 issued that certain non-convertible Eleventh Amended and Restated Promissory Note (as amended, the “Extension Note”) to GigAcquisitions5 for an aggregate principal amount of $1,560,000. On March 4, 2024, the Company and GigAcquisitions5 agreed to amend and restate the Extension Note to extend the date of maturity until March 4, 2025. On November 22, 2024, GigAcquisitions5 exchanged the Extension Note for the purchase of PIPE Shares and PIPE Warrants in the Private Placement.
QT Imaging Related Agreements
QTI Working Capital Note

In July 2020, QT Imaging, Inc. issued a convertible promissory note to Dr. John Klock that was amended on September 1, 2022 and November 14, 2022 (the “2022 Klock Note”), for a principal amount of $2,643,725. In addition, on May 3, 2023, QT Imaging, Inc. issued a promissory note (the “QTI Working Capital Note”) to Dr. Klock for a principal amount of $250,000. The QTI Working Capital Note was subsequently amended and restated five times on June 12, 2023 to add an additional principal amount of $100,000, August 15, 2023 to add an additional principal amount of $75,000, August 29, 2023 to add an additional principal amount of $100,000, September 12, 2023 to add an additional principal amount of $75,000, and September 15, 2023 to add an additional principal amount of $50,000, for an aggregate principal amount outstanding as of September 30, 2023 under the QTI Working Capital Note of $650,000. The QTI Working Capital Note was issued to provide the Company with additional working capital during the period prior to consummation of the business combination agreement with GigCapital5, Inc. The QTI Working Capital Note is interest-free and matures on the earlier of (i) the date on which the Company consummates the business combination with GigCapital5, Inc.; (ii) the date the Company winds up; or (iii) December 1, 2023. The QTI Working Capital Note may be prepaid without penalty. On October 26, 2023, the QTI Working Capital Note was amended to increase the outstanding principal amount to $705,000 and extend the potential maturity date from December 1, 2023 to December 31, 2023. In connection with the closing of the Business Combination, the 2022 Klock Note and the QTI Working Capital Note maturity date was extended to July 1, 2025, the Company assumed the obligations under both of these notes, and all security interests and liens in favor of Dr. Klock were removed. In connection with the issuance of the note to Lynrock Lake, on February 26, 2025, the maturity dates on both of these notes held by Dr. Klock were extended to October 21, 2027.
QT Imaging Holdings Agreements
Dr. Klock has previously operated a medical practice as a sole proprietorship under the name QT Imaging Center (the “Practice”), where, among other things, patients can receive scans using a QT Breast Scanner. Dr. Klock retired effective December 31, 2024, and notified the Company that he is no longer operating the Practice, which since that time, has been run by a different party that is not affiliated with the Company.
Data Use and License Agreement
On April 3, 2024, the Company entered into a Data Use and License Agreement with the Practice, that conducts a medical practice and provides medical services, pursuant to which the Company was granted a license to use and disclose certain de-identified health information, as has been de-identified by the Practice in accordance with applicable law, for use in research and analytical processes in connection with the Company’s development and commercialization of the QT Ultrasound Breast Scanner-1 and other technologies.
Space Sublease
On January 23, 2025, the Company entered into a Sublease Agreement (the “Sublease”) with the Practice, pursuant to which the Practice will sublease certain space, currently leased from Hamilton Landing Novato LLC by the Company pursuant to the “Prime Lease” (as defined in the Sublease), to the Practice for use in its operations, on a full-time and exclusive basis. The Practice shall pay to the Company a rental fee (the “Rent”) for the Subleased Space (as defined in the Sublease) in an amount equal to $5,666.00 until May 31, 2025, with such amount increasing to $5,836.24 during the period from June 1, 2025 until May 31, 2026, and subsequently $6,011.33 during the period from June 1, 2026 until May 31, 2027. The Rent shall be payable on a monthly basis, payable on the first day of each month and no later than five days thereafter, with the Rent to be pro-rated for any partial month. The parties have determined that the Rent equals the fair market value of the Subleased Space (as defined in the Sublease), without taking into account the proximity of the parties or the Subleased Space to any source, volume or value of referrals between the parties or any patient thereof. Further, the Practice shall pay when due all sales, use, personal property, leasing, excise or other fees, taxes, charges or withholdings of any kind imposed against the Company, the Practice or the Subleased Space with respect to the Subleased Space, or any related fees, receipts or earnings, including local taxes and personal property taxes. The term of the Sublease is one year unless terminated and shall auto-renew on a month-to-month basis thereafter, unless otherwise terminated. The Sublease shall expire automatically upon the termination of the Prime Lease, which is set to terminate in April 2027.
Related Person Transactions Policy
The Board expects to adopt a related person transaction policy that will set forth the Company’s procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy became effective upon approval by the Board following the consummation of the Business Combination. The Company’s audit committee will have the primary responsibility for reviewing and approving or disapproving “related party transactions.” The charter of the Company’s audit committee will provide that the audit committee will review and approve in advance any related party transaction.
A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee or director are not expected to be covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of the Company’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.
It is expected that under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the Company’s management must present information regarding the related person transaction to the Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent committee of the Board, for review, consideration ,and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests (direct and indirect) of the related persons, the benefits to the Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from (as the case may be) an unrelated third party or to or from employees generally. Under the policy, the Company will collect information that it deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Company to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Business Conduct and Ethics that the Company expects the Board to adopt following the closing of the Business Combination, the Company’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, it is expected that the Company’s audit committee, or other independent committee of the Board, will take into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to the Company;
•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
It is also expected that the policy will require that, in determining whether to approve, ratify or reject a related person transaction, the Company’s audit committee, or other independent committee of the Board, will consider, in light of known circumstances, whether or not the transaction is consistent with the Company’s best interests and those of the Company’s stockholders, as the Company’s audit committee, or other independent committee of the Board, determines in the good faith exercise of its discretion.
Director Independence
The Board has undertaken a review of the independence of each director. Based upon information requested from and provided by each director concerning their background, employment, and affiliations, including family relationships, the following members of the Board do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and the Board has determined that each of these directors is “independent” as that term is defined under Nasdaq rules: Ross Taylor, Daniel Dickson, James Greene and Professor Zeev Weiner. The Board has also determined that director nominee, Bryan Timm, will be “independent” as that term is defined under Nasdaq rules.
In making these determinations, the Board has considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that the Board deems relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions, and Director Independence.” Other than that Drs. Katz and Dinu are married to each other, there are no family relationships among any of the directors or executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information as of June 16, 2026 regarding the beneficial ownership of shares of Common Stock of the Company by:
•each person, including any “group” as defined in Section 13(d)(3) of the Exchange Act, known to be the beneficial owner of more than 5% of the Common Stock of the Company;
•each of the Company’s NEOs as of December 31, 2025;
•each of the Company’s directors and director nominees as of June 16, 2026; and
•all of the Company’s NEOs as of December 31, 2025 and directors as of March 24, 2026, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. As of June 16, 2026, there were 13,768,903 shares of our Common Stock outstanding.
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock of the Company beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Dr. Avi Katz (3)(4)(5)(6)	1,006,983	7.0%
Dr. John Klock (7)(8)	976,017	7.1%
Dr. Raluca Dinu (4)(9)	1,162,438	8.0%
Ross Taylor (4)(10)	158,013	1.1%
Professor Zeev Weiner (4)(11)	86,825	*
Daniel Dickson (4)(12)	86,825	*
James Greene (4)(13)(14)	438,243	3.1%
Jay Jennings (15)	36,111	*
Bryan Timm	—	*
All Directors, Director Nominees and Executive Officers of the Company as a Group (9 Individuals)	3,951,455	25.4%
Five Percent or Greater Holders:
Dr. Avi Katz (3)(4)(5)(6)	1,006,983	7.0%
Dr. Raluca Dinu (4)(9)	1,162,438	8.0%
John C. Klock, Jr. and Cynthia L. Klock Trust Dated 7/27/07	960,380	7.0%
Lynrock Lake Master Fund LP (15)	1,154,586	8.4%
Alyeska Master Fund, L.P. (16)	1,262,131	9.2%
__________________
*Less than 1%.
(1)Unless otherwise indicated, the business address of each of the individuals is 3 Hamilton Landing, Suite 160, Novato, CA 94949.
(2)     Based on 13,768,903 shares of Common Stock of the Company outstanding as of June 16, 2026.
(3)     The business address for this person is 1731 Embarcadero Road, Suite 200, Palo Alto, California 94303.
(4)     Includes shares of Common Stock underlying warrants that are exercisable within 60 days.
(5)     Includes 91,803 shares of Common Stock underlying stock options that are exercisable and 875 shares of Common Stock underlying restricted stock units that will vest within 60 days.
(6)     Includes warrants to purchase 499,978 shares of Common Stock that are exercisable within 60 days.
(7)     Shares held by John C. Klock, Jr. and Cynthia L. Klock Trust Dated 7/27/07.
(8)     Includes 13,887 shares of Common Stock underlying stock options exercisable within 60 days and 875 shares of Common Stock underlying restricted stock units that will vest within 60 days.

(9)    Includes 451,763 shares of Common Stock underlying warrants and 257,080 shares of Common Stock underlying stock options that are exercisable within 60 days and 32,125 shares of Common Stock underlying restricted stock units that will vest within 60 days.
(10) Includes 56,965 shares of Common Stock underlying warrants and 42,220 shares of Common Stock underlying stock options that are exercisable within 60 days and 875 shares of Common Stock underlying restricted stock units that will vest within 60 days.
(11)    Includes 28,483 shares of Common Stock underlying warrants and 4,999 shares of Common Stock underlying options that are exercisable within 60 days and 875 shares of Common Stock underlying restricted stock units that will vest within 60 days.
(12) Includes 28,483 shares of Common Stock underlying warrants and 28,053 shares of Common Stock underlying options that are exercisable within 60 days and 875 shares of Common Stock underlying restricted stock units that will vest within 60 days.
(13)    Includes 210,236 shares of Common Stock held by Sky D Ventures, LLC and 142,412 shares of Common Stock underlying warrants held by Sky D Ventures, LLC that are exercisable within 60 days. The securities held by Sky D Ventures, LLC are beneficially owned by James Greene, a member of our Board. Mr. Greene is also the Managing Member of Sky D Ventures, LLC, who has sole voting and dispositive power over the securities held by Sky D Ventures, LLC.
(14)    Includes 84,720 shares of Common Stock underlying stock options that are exercisable within 60 days and 875 shares of Common Stock underlying restricted stock units that will vest within 60 days.
(15)     Includes 36,111 shares of common stock underlying stock options that are exercisable within 60 days.
(16)    Consists of 1,154,586 shares of Common Stock pursuant to a Schedule 13G/A filed with the SEC on February 17, 2026. Shares held by Lynrock Lake Master Fund LP. Lynrock Lake LP is the investment manager of Lynrock Lake Master Fund LP, and pursuant to an investment management agreement, Lynrock Lake LP has been delegated full voting and investment power over the shares held by Lynrock Lake Master Fund LP. Cynthia Paul, the Chief Investment Officer of Lynrock Lake LP and Sole Member of Lynrock Lake Partners LLC, the general partner of Lynrock Lake LP, may be deemed to exercise voting and investment power over the shares held by Lynrock Lake Master Fund LP. Pursuant to the terms of the Subscription Warrant issued to Lynrock Lake Master Fund LP, Lynrock Lake Master Fund LP has elected to not have the right to exercise such Subscription Warrant, to the extent that after giving effect to such exercise, it would beneficially own in excess of 4.9% of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise. Pursuant to the terms of the Lynrock Lake Warrant held by Lynrock Lake Master Fund LP, Lynrock Lake Master Fund LP may not exercise such Lynrock Lake Warrant to the extent that after giving effect to such exercise, it would beneficially own in excess of 4.99% of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise (which percentage may be decreased upon notice by Lynrock Lake Master Fund LP or increased to 9.99% upon 61 days’ notice by Lynrock Lake Master Fund LP). The address of the foregoing entities is c/o Lynrock Lake LP, 2 International Drive, Suite 130, Rye Brook, New York 10573.
(17) Based upon a Schedule 13G filed with the SEC on February 17, 2026, consists of (a) 670,684 shares of Common Stock, (b) Pre-Funded Warrants to purchase 440,434 shares of Common Stock upon the exercise of such Pre-Funded Warrants, and (c) Subscription Warrants to purchase 151,013 shares of Common Stock upon the exercise of such Subscription Warrants, which is the maximum that can be exercised as of March 24, 2026 as Alyeska Master Fund, L.P. has elected to not have the right to exercise such Subscription Warrant to the extent that after giving effect to such exercise, it would beneficially own in excess of 9.99% of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P., The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table presents information as of December 31, 2025 regarding equity compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans

Equity compensation plans approved by security holders	1,116,000	$2.52	83,276
Equity compensation plans not approved by security holders	108,000	$7.47	—
Totals	1,224,000		83,276

On August 22, 2025, the Company adopted the Equity Incentive Plan (the “Inducement EIP”), which authorized 108,333 shares of Common Stock. On November 14, 2025, the Company authorized an additional 220,000 shares of Common Stock under the Inducement EIP. RSUs to purchase 220,000 shares of Common Stock at a weighted-average fair value of $6.25 per share, were issued during the year ended December 31, 2025.
The purpose of the Inducement EIP is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate Eligible Persons who are expected to make important contributions to the Company with an inducement material for such Eligible Persons to enter into employment with the Company and by providing such persons with equity ownership opportunities and incentives that are intended to better align the interests of such Eligible Persons with those of the Company’s stockholders. Similar to the Plan, the Inducement EIP seeks to achieve this purpose by providing for Awards to Eligible Persons in the form of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
It is expressly intended that approval of the Company’s stockholders is not required as a condition to the effectiveness of the Inducement EIP as permitted by the Inducement Listing Rule, and the Inducement EIP’s provisions shall be interpreted in a manner consistent with such intent for all purposes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our management team and persons who beneficially own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the fiscal year ended December 31, 2025, none of our directors and executive officers were delinquent.
STOCKHOLDER PROPOSALS AND NOMINATIONS
TO BE PRESENTED AT 2027 ANNUAL MEETING
SEC rules permit stockholders to submit proposals for inclusion in our 2027 proxy statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Secretary at our principal executive offices, located at Three Hamilton Landing, Suite 160, Novato, California 94949, no later than the close of business on March 4, 2027 (120 days prior to the anniversary of this year’s mailing date). If the 2027 annual meeting is held more than 30 days before or after the first anniversary of the date of the Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2027 annual meeting, which we deem to be the later of 90 days prior to the 2027 annual meeting or 10 days following the Company’s first public announcement of the date of such meeting. Failure to deliver a proposal in accordance with these procedures may result in it being deemed not timely received.
Submitting a stockholder proposal does not guarantee that we will include it in our 2027 proxy statement. Stockholder proposals that do not meet the requirements set forth above may be excluded from our 2027 proxy statement as provided under Rule 14a-8. Our Nominating and Corporate Governance Committee reviews all stockholder proposals submitted for inclusion in our proxy statements and makes recommendations to the Board for actions on such proposals. For information on qualifications of director nominees considered by our Nominating and Corporate Governance committee, see the “Corporate Governance” section of this Proxy Statement.
Stockholders who intend to present a director nomination or other proposal at an annual meeting must comply with the advance notice provisions contained in our Bylaws, which include delivering notice of such nomination or other proposal to our Secretary at our principal executive offices no earlier than 120 and no later than 90 days prior to the first anniversary of the prior year’s annual meeting as first specified in the Company’s notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). Based on the Annual Meeting date of July 28, 2026, a stockholder’s notice will be considered timely for the 2027 annual meeting if it is received by our Secretary no earlier than March 30, 2027, and no later than April 29, 2027. However, if the 2027 annual meeting is held more than 30 days before or after the first anniversary of the Annual Meeting, such stockholder’s notice must be delivered to our Secretary by the later of 90 days prior to the 2026 annual meeting or 10 days following the Company’s first public announcement of the date of such meeting. The stockholder’s notice must satisfy the information requirements of Section 3.2 of our Bylaws with respect to each director nomination and Section 2.7 of our Bylaws with respect to each other proposal that such stockholder intends to present at the 2026 annual meeting.
In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules, the notice given by any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with any additional requirements of Rule 14a-19 under the Exchange Act.
We will not entertain any nominations or other proposals at an annual meeting that do not satisfy the advance notice requirements set forth in our Bylaws or the requirements established by the SEC. For nominations or other proposals that are properly submitted and timely filed, if the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal, provided that we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion. To make a submission or request a copy of our Bylaws, stockholders should contact our Secretary at our principal executive offices. Our Bylaws are also available online through the SEC’s EDGAR website as Exhibit 3.2 to our Annual Report on Form 10-K filed with the SEC on March 25, 2026. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a nomination or other proposal.

TRANSACTION OF OTHER BUSINESS
At the date of this Proxy Statement, the Board knows of no other business that will be conducted at this Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding QT Imaging stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to our Secretary at our principal executive offices, or contact Sodali, our proxy solicitor, at (800) 662-5200 or by emailing QTI@investor.sodali.com, and we will promptly send you what you have requested. You can also contact Sodali at the phone number above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the Board of Directors,

/s/ Dr. Avi S. Katz

DR. AVI S. KATZ
Chairman of the Board

July 2, 2026

APPENDIX A
QT IMAGING HOLDINGS, INC.
AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN

1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN    1
1.1    Establishment    1
1.2    Purpose    1
1.3    Term of Plan    1
2.    DEFINITIONS AND CONSTRUCTION.    1
2.1    Definitions    1
2.2    Construction    7
3.    ADMINISTRATION.    7
3.1    Administration by the Committee    8
3.2    Authority of Officers    8
3.3    Administration with Respect to Insiders    8
3.4    Powers of the Committee    8
3.5    Option or SAR Repricing    9
3.6    Indemnification    9
4.    SHARES SUBJECT TO PLAN.    10
4.1    Maximum Number of Shares Issuable    10
4.2    Share Counting    10
4.3    Adjustments for Changes in Capital Structure    10
4.4    Assumption or Substitution of Awards    11
5.    ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.    11
5.1    Persons Eligible for Awards    11
5.2    Participation in the Plan    11
5.3    Incentive Stock Option Limitations    11
5.4    Nonemployee Director Award Limit    12
6.    STOCK OPTIONS.    12
6.1    Exercise Price    12
6.2    Exercisability and Term of Options    12
6.3    Payment of Exercise Price    13
6.4    Effect of Termination of Service    14
6.5    Transferability of Options    14
7.    STOCK APPRECIATION RIGHTS.    15
7.1    Types of SARs Authorized    15
7.2    Exercise Price    15
7.3    Exercisability and Term of SARs    15
7.4    Exercise of SARs    16
7.5    Deemed Exercise of SARs    16
7.6    Effect of Termination of Service    16
7.7    Transferability of SARs    16
8.    RESTRICTED STOCK AWARDS.    16
A-i

8.1    Types of Restricted Stock Awards Authorized    17
8.2    Purchase Price    17
8.3    Purchase Period    17
8.4    Payment of Purchase Price    17
8.5    Vesting and Restrictions on Transfer    17
8.6    Voting Rights; Dividends and Distributions    17
8.7    Effect of Termination of Service    18
8.8    Nontransferability of Restricted Stock Award Rights    18
9.    RESTRICTED STOCK UNITS.    18
9.1    Grant of Restricted Stock Unit Awards    18
9.2    Purchase Price    18
9.3    Vesting    19
9.4    Voting Rights, Dividend Equivalent Rights and Distributions    19
9.5    Effect of Termination of Service    19
9.6    Settlement of Restricted Stock Unit Awards    19
9.7    Nontransferability of Restricted Stock Unit Awards    20
10.    PERFORMANCE AWARDS.    20
10.1    Types of Performance Awards Authorized    20
10.2    Initial Value of Performance Shares and Performance Units    20
10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula    20
10.4    Measurement of Performance Goals    20
10.5    Settlement of Performance Awards    21
10.6    Voting Rights; Dividend Equivalent Rights and Distributions    22
10.7    Effect of Termination of Service    23
10.8    Nontransferability of Performance Awards    23
11.    CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.    23
11.1    Grant of Cash-Based Awards    23
11.2    Grant of Other Stock-Based Awards    23
11.3    Value of Cash-Based and Other Stock-Based Awards    24
11.4    Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards    24
11.5    Voting Rights; Dividend Equivalent Rights and Distributions    24
11.6    Effect of Termination of Service    24
11.7     Nontransferability of Cash-Based Awards and Other Stock-Based Awards    24
12.    STANDARD FORMS OF AWARD AGREEMENT.    25
12.1    Award Agreements    25
12.2    Authority to Vary Terms    25
13.    CHANGE IN CONTROL.    25
13.1    Effect of Change in Control on Awards    25
13.2    Effect of Change in Control on Nonemployee Director Awards    26
13.3    Federal Excise Tax Under Section 4999 of the Code    27
14.    COMPLIANCE WITH SECURITIES LAW.    27
15.    COMPLIANCE WITH SECTION 409A.    27
15.1    Awards Subject to Section 409A    27
15.2    Deferral and/or Distribution Elections    28
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15.3    Subsequent Elections    28
15.4    Payment of Section 409A Deferred Compensation    29
16.    TAX WITHHOLDING.    30
16.1    Tax Withholding in General    31
16.2    Withholding in or Directed Sale of Shares    31
17.    AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.    31
18.    MISCELLANEOUS PROVISIONS.    31
18.1    Repurchase Rights    31
18.2    Forfeiture Events    31
18.3    Provision of Information    32
18.4    Electronic Delivery and Participation    32
18.5    Change in Time Commitment    32
18.6    Rights as Employee, Consultant or Director    33
18.7    Rights as a Stockholder    33
18.8    Delivery of Title to Shares    33
18.9    Fractional Shares    33
18.10    Provisions for Non-U    33
18.11    Lock-Up Period    33
18.12    Data Privacy    33
18.13    Retirement and Welfare Plans    34
18.14    Beneficiary Designation    34
18.15    Severability    34
18.16    No Constraint on Corporate Action    34
18.17    Unfunded Obligation    34
18.18    Choice of Law    35

A-iii

QT Imaging Holdings, Inc.
Amended and Restated 2024 Equity Incentive Plan
1.ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.1.Establishment. The QT Imaging Holdings, Inc. Amended and Restated 2024 Equity Incentive Plan (f/k/a the GigCapital5, Inc. 2024 Equity Incentive Plan) (the “Plan”), was originally established effective as of March 4, 2024, the date of the closing of each of the transactions contemplated by that certain business combination agreement entered into by and between GigCapital5, Inc., QTI Merger Sub, Inc., and QT Imaging, Inc., following the Plan’s approval by the stockholders of the Company (the “Effective Date”). The Plan is hereby amended and restated effective as of the date on which this Plan is approved by the stockholders of the Company (the “Amended and Restated Effective Date”).
1.2.Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.
1.3.Term of Plan. The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the earlier of the date that the Plan was approved by the Board or the stockholders of the Company.
2.DEFINITIONS AND CONSTRUCTION.
2.1.Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
“Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned to such terms for the purposes of registration of securities on Form S-8 under the Securities Act.
“Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.
“Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.
“Cashless Exercise” means a Cashless Exercise as defined in Section 6.3(b)(i).
“Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award and which is in effect as of the date of grant of such Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement (except with respect to a disclosure protected by applicable law); or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

“Change in Control” means the occurrence of any one or a combination of the following:
(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or
(b) an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(ee)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or
(c) a date specified by the Committee following approval by the stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple events described in subsections (i), (ii) and (iii) of this Section 2.1(h) are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsections (i), (ii) and (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5). The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.
“Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers and, in such instances, references herein to the Committee shall mean the Board. Unless the Board specifically determines otherwise, each member of the Committee shall, at the time it takes any action with respect to an Award under the Plan, be a “non-employee director” within the meaning of Rule 16b-3 and an “independent director” under the rules of any stock exchange on which the Stock is listed. However, the fact that a Committee member shall fail to qualify as “non-employee director” or an “independent director” shall not invalidate any Award granted by the Committee which Award is otherwise validly granted under the Plan.
“Company” means QT Imaging Holdings, Inc. (f/k/a GigCapital5, Inc.), a Delaware corporation, and any successor corporation thereto.
“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.
“Director” means a member of the Board.
“Disability” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award and which is in effect as of the date of grant of such Award, the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.
“Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.
“Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:
(a) Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.
(b) If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A or Section 422 of the Code to the extent applicable.
“Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.
“Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
“Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).
“Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
“Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other applicable laws.
“Net Exercise” means a Net Exercise as defined in Section 6.3(b)(iii).
“Nonemployee Director” means a Director who is not an Employee.
“Nonemployee Director Award” means any Award granted to a Nonemployee Director.
“Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.
“Officer” means any person designated by the Board as an officer of the Company.
“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
“Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.
“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
“Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
“Participant” means any eligible person who has been granted one or more Awards.
“Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.
“Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.
“Performance Award” means an Award of Performance Shares or Performance Units.
“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.
“Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.
“Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.
“Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
“Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).
“Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.
“Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 6.4(a).
“Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.
“Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

“Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.
“Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or occurrence of a future event a share of Stock or cash in lieu thereof, as determined by the Committee.
“Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
“SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.
“Section 409A” means Section 409A of the Code.
“Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.
“Securities Act” means the Securities Act of 1933, as amended.
“Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service or a change in the Participating Company for which the Participant renders Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.
“Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.
“Stock Tender Exercise” means a Stock Tender Exercise as defined in Section 6.3(b)(ii).
“Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.
“Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.
“Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service or failure of a performance condition to be satisfied.
2.2.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.ADMINISTRATION.
3.1.Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
3.2.Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.
3.3.Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
3.4.Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;
(b) to determine the type of Award granted;
(c) to determine the Fair Market Value of shares of Stock or other property;
(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of expiration of any Award, (vii) the effect of any Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e) to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;
(f) to approve one or more forms of Award Agreement;
(g) to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;
(h) to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such action unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing;
(i) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose residents may be granted Awards;
(j) to prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Change in Control, for reasons of administrative convenience;
(k) to effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (i) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (i) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (iii) any other action that is treated as a repricing under generally accepted accounting principles; and
(l) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
3.5.Option or SAR Repricing. The Committee shall have the authority, without additional approval by the stockholders of the Company, to approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs covering the same or a different number of shares but with an exercise price per share equal to the Fair Market Value per share on the new grant date, Full Value Awards, or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof to the Fair Market Value per share on the date of amendment.
3.6.Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
4.SHARES SUBJECT TO PLAN.
4.1.Maximum Number of Shares Issuable. Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan as of July 28, 2026 shall be equal to (a) 2,378,178 shares, which includes an increase under clause (B) below made on the first day of the Company’s 2025 and 2026 fiscal years, plus (B) an annual increase, effective as of the first day of the Company’s fiscal year beginning in 2027 and the first day of each subsequent fiscal year through and including the first day of the Company’s fiscal year beginning on the ninth (9th) anniversary of the commencement on the first day of the Company’s 2025 fiscal year of such annual increase, equal to the lesser of (i) 5% of the number of shares of Stock outstanding as of the conclusion of the Company’s immediately preceding fiscal year, or (ii) such amount, if any, as the Board may determine, and such shares shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.
4.2.Share Counting. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net Exercise, the number of shares available for issuance under the Plan shall be reduced only by the net number of shares for which the Option is exercised. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 4.1. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the exercise or settlement of Options or SARs pursuant to Section 16.2 and Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to the vesting or settlement of Full Value Awards pursuant to Section 16.2 shall again become available for issuance under the Plan.
4.3.Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company and the requirements of Section 409A and Section 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the annual increase set forth in Section 4.1, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion and in accordance with Section 409A and Section 424 of the Code to the extent applicable. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the exercise or purchase price per share shall be rounded up to the nearest whole cent. In no event may the exercise or purchase price, if any, under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.
4.4.Assumption or Substitution of Awards. The Committee may, without reducing or otherwise affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of equity awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code. In addition, subject to compliance with applicable laws, and listing requirements, shares available for grant under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the Plan to individuals who were not Employees or Directors of the Participating Company Group prior to the transaction and shall not reduce the number of shares otherwise available for issuance under the Plan.
5.ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.
5.1.Persons Eligible for Awards. Awards may be granted only to Employees, Consultants and Directors.
5.2.Participation in the Plan. Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.
5.3.Incentive Stock Option Limitations.
(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 2,378,178 shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Sections 4.2 and 4.3.
(b) Persons Eligible. An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.
(c) Fair Market Value Limitation. To the extent that options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory

Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise of the Option, shares issued pursuant to each such portion shall be separately identified.
5.4.Nonemployee Director Award Limit. Annual compensation awarded to any Nonemployee Director during each calendar year, including both shares of Stock subject to Awards and any cash fees paid to such Nonemployee Director may not exceed $1,500,000 in total value, or $2,000,000 in the calendar year in which any Nonemployee Director is initially elected to the Board (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).
6.STOCK OPTIONS.
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
6.1.Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price less than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or Section 424(a) of the Code.
6.2.Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.3.Payment of Exercise Price.
(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) if permitted by the Committee, by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b) Limitations on Forms of Consideration.
(i) Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(ii) Stock Tender Exercise. A “Stock Tender Exercise” means the delivery of a properly executed exercise notice accompanied by a Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.
(iii) Net Exercise. A “Net Exercise” means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.
6.4.Effect of Termination of Service.
(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee or in an Award Agreement, an Option shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period. specified below, or if applicable, such other period provided in the applicable Award Agreement or other written agreement between the Participant and the Company; provided however, in no event may such Option be exercised after expiration of its maximum permitted term as set forth in the Award Agreement evidencing such Option or any earlier date the Option is terminated in connection with a Change in Control (the “Option Expiration Date”), and thereafter shall terminate if not exercised during such period.
(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated.
(ii) Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service for any reason other than Cause.
(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.
(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated.
(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the Post-Termination Exercise Period is prevented by the provisions of Section 14 below or applicable law, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the Post-Termination Exercise Period, but in any event no later than the Option Expiration Date.
6.5.Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock

Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.
7.STOCK APPRECIATION RIGHTS.
Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
7.1.Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.
7.2.Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A.
7.3.Exercisability and Term of SARs.
(a) Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.
(b) Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act).
Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.
7.4.Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee and set forth in the Award Agreement, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.
7.5.Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion. The Company may elect to discontinue the deemed exercise of SARs pursuant to this Section 7.5 at any time upon notice to a Participant or to apply the deemed exercise feature only to certain groups of Participants. The deemed exercise of a SAR pursuant to this Section 7.5 shall apply only to a SAR that has been timely accepted by a Participant under procedures specified by the Company from time to time.
7.6.Effect of Termination of Service. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee or in an Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.
7.7.Transferability of SARs. During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.
8.RESTRICTED STOCK AWARDS.
Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
8.1.Types of Restricted Stock Awards Authorized. Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
8.2.Purchase Price. The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.
8.3.Purchase Period. A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.
8.4.Payment of Purchase Price. Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.
8.5.Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
8.6.Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 8.5, and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.
8.7.Effect of Termination of Service. Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.
8.8.Nontransferability of Restricted Stock Award Rights. Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
9.RESTRICTED STOCK UNITS.
Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
9.1.Grant of Restricted Stock Unit Awards. Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).
9.2.Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.
9.3.Vesting. Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.
9.4.Voting Rights, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with a cash amount or with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Restricted Stock Units (rounded to the nearest whole number), if any, to be credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. If so determined by the Committee and provided by the Award Agreement, such cash amount or additional Restricted Stock Units shall be subject to the same terms and conditions (including vesting terms) and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.
9.5.Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.
9.6.Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee in compliance with Section 409A, if applicable, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that if the settlement date with respect to any shares issuable upon vesting of Restricted Stock Units would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the settlement date shall be deferred until the next trading day on which the sale of such shares would not violate the Trading Compliance Policy but in any event no later than the 15th day of the third calendar month following the year in which such Restricted Stock Units vest. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement or an Election (as defined in Section 15.2). Notwithstanding the foregoing, the Committee, in its discretion, may provide in an Award Agreement for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.
9.7.Nontransferability of Restricted Stock Unit Awards. The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
10.PERFORMANCE AWARDS.
Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
10.1.Types of Performance Awards Authorized. Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.
10.2.Initial Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the

Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
10.3.Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.
10.4.Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of objective or subjective business, financial or individual performance or other performance criteria established by the Committee in its discretion (each, a “Performance Measure”), subject to the following:
(a) Performance Measures. Unless otherwise determined by the Committee no later than the grant of the Performance Award, Performance Measures based on objective criteria shall be calculated in accordance with the Company’s financial statements, or, if such measures are not reported in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures based on subjective criteria shall be determined on the basis established by the Committee in granting the Award. As specified by the Committee, Performance Measures may be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes, one or more Subsidiary Corporations or such division or other business unit of any of them selected by the Committee. Unless otherwise determined by the Committee no later than the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any unusual or infrequently occurring event or transaction, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award.
(b) Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the Performance Target level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
10.5.Settlement of Performance Awards.
(a) Determination of Final Value. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.
(b) Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.
(c) Effect of Leaves of Absence. Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.
(d) Notice to Participants. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.
(e) Payment in Settlement of Performance Awards. As soon as practicable following the Committee’s determination in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement or an Election. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.
(f) Provisions Applicable to Payment in Shares. If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.
10.6.Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant either in cash or in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock, as determined by the Committee. The number of additional Performance Shares (rounded to the nearest whole number), if any, to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights, if any, shall be accumulated and paid to the extent that the related Performance Shares become nonforfeitable. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.
10.7.Effect of Termination of Service. Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:
(a) Death or Disability. If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
(b) Other Termination of Service. If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.
10.8.Nontransferability of Performance Awards. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.
11.CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.
Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall establish. Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:
11.1.Grant of Cash-Based Awards. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.
11.2.Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
11.3.Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met.
11.4.Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards. Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines and set forth in the Award Agreement. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.
11.5.Voting Rights; Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.3, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.
11.6.Effect of Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.
11.7. Nontransferability of Cash-Based Awards and Other Stock-Based Awards. Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.
12.STANDARD FORMS OF AWARD AGREEMENT.
12.1.Award Agreements. Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a Company-executed Award Agreement, which execution may be evidenced by electronic means.
12.2.Authority to Vary Terms. The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.
13.CHANGE IN CONTROL.
13.1.Effect of Change in Control on Awards. In the event of a Change in Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change in Control. Subject to the requirements and limitations of Section 409A, if applicable, the following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award. In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Committee may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants and in each case may make such determination in its discretion and without the consent of any Participant (unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Committee at the time of grant of an Award).
(a) Accelerated Vesting. The Committee may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following the Change in Control, and to such extent as the Committee determines.
(b) Assumption, Continuation or Substitution. The Committee may arrange for the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”) to assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable, with appropriate adjustments in accordance with Section 4.3. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is not assumed, continued or substituted by the Acquiror in connection with the Change in Control nor exercised or settled prior to the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c) Assignment or Lapse of Reacquisition or Repurchase Rights. The Committee may arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Stock issued pursuant to the Award to the Acquiror or arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award.
(d) Cancellation. In its discretion, the Committee may cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for no consideration ($0) or such consideration, if any, as determined by the Committee.
(e) Cash-Out of Outstanding Stock-Based Awards. The Committee may determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without notice or payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards or, if determined by the Committee and in compliance with Section 409A, as soon as practicable following the date of the Change in Control.
(f) Adjustments and Earnouts. In making any determination pursuant to this Section 13.1 in the event of a Change in Control, the Committee may, in its discretion, determine that an Award shall or shall not be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, earnouts and similar conditions as the other holders of the Company’s Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A or Section 424 of the Code.
13.2.Effect of Change in Control on Nonemployee Director Awards. Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 15.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full effective immediately prior to and contingent upon the Change in Control and, except to the extent assumed, continued or substituted for pursuant to Section 13.1(b) or otherwise restricted by Section 409A, shall be settled effective immediately prior to the time of consummation of the Change in Control if not exercised or settled prior to the Change in Control.
13.3.Federal Excise Tax Under Section 4999 of the Code.
(a) Excess Parachute Payment. If any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, then, provided such election would not subject the Participant to taxation under Section 409A, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.
(b) Determination by Tax Firm. To aid the Participant in making any election called for under Section 13.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.3(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for the Acquiror, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm charges in connection with its services contemplated by this Section.
14.COMPLIANCE WITH SECURITIES LAW.
The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
15.COMPLIANCE WITH SECTION 409A.
15.1.Awards Subject to Section 409A. The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:
(a) A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.
(b) Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.
Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.
15.2.Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A and the Company, the following rules shall apply to any compensation deferral and/or payment elections (each, an

“Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:
(a) Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.
(b) Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to the Participant.
(c) Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.
15.3.Subsequent Elections. Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:
(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.
(b) Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.
(c) No subsequent Election related to a payment pursuant to Section 15.4(a)(vi) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.
(d) Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.
15.4.Payment of Section 409A Deferred Compensation.
(a) Permissible Payments. Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:
(i) The Participant’s “separation from service” (as defined by Section 409A);
(ii) The Participant’s becoming “disabled” (as defined by Section 409A);
(iii) The Participant’s death;
(iv) A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;
(v) A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or
(vi) The occurrence of an “unforeseeable emergency” (as defined by Section 409A).
(b) Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
(c) Required Delay in Payment to Specified Employee Pursuant to Separation from Service. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
(d) Payment Upon Disability. All distributions of Section 409A Deferred Compensation payable pursuant to Section 15.4(a)(ii) by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum or commence upon the determination that the Participant has become disabled.
(e) Payment Upon Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.
(f) Payment Upon Change in Control. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.
(g) Payment Upon Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment pursuant to Section 15.4(a)(vi) in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
(h) Prohibition of Acceleration of Payments. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A. The Company reserves the right in its discretion to accelerate the time or schedule of any payment under an Award providing Section 409A Deferred Compensation to the maximum extent permitted by Section 409A.
(i) No Representation Regarding Section 409A Compliance. Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.
16.TAX WITHHOLDING.
16.1.Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.
16.2.Withholding in or Directed Sale of Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall be determined by the Company in accordance with the Company’s withholding procedures and after considering any accounting consequences or cost). The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.
17.AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.
The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Sections 4.2 and 4.3, (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may have a materially adverse effect on any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.
18.MISCELLANEOUS PROVISIONS.
18.1.Repurchase Rights. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
18.2.Forfeiture Events.
(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service, or any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws. In addition, to the extent that claw-back or similar provisions applicable to Awards are required by applicable law, listing standards and/or policies adopted by the Company, Awards granted under the Plan shall be subject to such provisions.
(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or other applicable law or listing requirements, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve- (12-) month period. No recovery of compensation pursuant to the foregoing provisions will constitute an event giving rise to a

Participant’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with the Company.
18.3.Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
18.4.Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
18.5.Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares, amount of cash, or other property subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
18.6.Rights as Employee, Consultant or Director. No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.
18.7.Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4 or another provision of the Plan.
18.8.Delivery of Title to Shares. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.
18.9.Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.
18.10.Provisions for Non-U.S. Participants. The Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
18.11.Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any share of Stock or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
18.12.Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number;

birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares of Stock held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 18.12 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 18.12, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
18.13.Retirement and Welfare Plans. Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit. In addition, unless a written employment agreement or other service agreement specifically references Awards, a general reference to “benefits” or a similar term in such agreement shall not be deemed to refer to Awards granted hereunder.
18.14.Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.
18.15.Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.
18.16.No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.
18.17.Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
18.18.Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T02000-Z93498 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 2.&#9; RATIFICATION OF APPOINTMENT OF BPM LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026. Note: Such other business as may properly come before the meeting or any adjournment thereof. 1.&#9; ELECTION OF DIRECTORS NOMINATED BY THE BOARD AS CLASS II DIRECTORS FOR ELECTION AT THE 2026 ANNUAL MEETING 3.&#9; APPROVAL OF THE PLAN AMENDMENT TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK AUTHORIZED AND RESERVED FOR ISSUANCE UNDER THE PLAN. The Board of Directors recommends you vote FOR the following proposals: &#9; Nominees: 01)&#9; Bryan Timm 02)&#9; Professor Zeev Weiner QT IMAGING HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. QT IMAGING HOLDINGS, INC. THREE HAMILTON LANDING, SUITE 160 NOVATO, CA 94949 SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/QTI2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T02001-Z93498 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. QT IMAGING HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS JULY 28, 2026 1:00 PM EDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Dr. Raluca Dinu and Jay Jennings, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of QT IMAGING HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM EDT, on July 28, 2026, at www.virtualshareholdermeeting.com/QTI2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side